                                                              Exhibit 10.105S



                                     [GRAPHIC]



                                   US$32,000,000

                          FINANCING AND SECURITY AGREEMENT

                                      BETWEEN

                  PAKISTAN MOBILE COMMUNICATIONS (PRIVATE) LIMITED

                                        AND

                            MOTOROLA CREDIT CORPORATION

                                DATED MARCH 5, 1998

                          FINANCING AND SECURITY AGREEMENT


This Financing and Security Agreement is dated as of 5 March, 1998 (the "Financing Agreement"), and is entered into by and between PAKISTAN MOBILE COMMUNICATIONS (PVT.) LTD., a company organized under the laws of Pakistan, whose principal offices are located at 12th Floor, UBL Binding, Jinnah Avenue, Blue Area, Islamabad, Pakistan (the "Company"), and MOTOROLA CREDIT CORPORATION, a Delaware corporation, whose principal offices are located at One Continental Tower, 1701 Golf Road, Rolling Meadows, Illinois, United States ("MCC").

                             PRELIMINARY STATEMENT

WHEREAS, the Company has obtained a license (the "License," as hereinafter defined) to operate a cellular mobile telephone system in Pakistan;

WHEREAS, Company desires to build and operate the cellular mobile telephone system equipment necessary to provide the service contemplated by the License;

WHEREAS, MCC's affiliate, Motorola, Inc., a Delaware corporation
("Manufacturer"), has designed hardware and software products for use in cellular mobile telephone systems;

WHEREAS, pursuant to the GSM Cellular System Equipment Purchase Agreement dated August 17, 1993, as amended from time to time by amendment or by purchase order issued pursuant thereto (the "Purchase Agreement"), between Manufacturer and Company, Company has agreed to purchase certain cellular infrastructure equipment from Manufacturer;

WHEREAS, in order to enable Company to make such purchases, MCC has agreed to provide financing to Company, in accordance with the terms and conditions of this Financing Agreement;

WHEREAS, as a condition precedent to MCC providing such financing, the Company must enter into this Financing Agreement to set forth certain representations, warranties and covenants of the Company to MCC;

NOW, THEREFORE, in order to induce MCC to provide the financing described above and in consideration thereof, the Company hereby agrees and covenants as follows:

     1.   DEFINITIONS AND ACCOUNTING TERMS.

     (a)  Defined Terms.

     For the purposes of this Financing Agreement, the following terms shall have the following meanings:

     "$" means United States Dollars or such other lawful currency of the United States of America as may be substituted as the legal tender of the United States of America.


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     "ADDITIONAL PRINCIPAL PAYMENT" has the meaning set forth in Section
2.4.3 hereof.

     "AFFILIATE" of the Company means any Person controlling, controlled by, or under common control with the Company or any subsidiary (including any cooperation of which more than 50% of the outstanding capital stock is directly or indirectly owned or controlled by the Company), any Person related by Affinity, and/or any Person related by Consanguinity. For purposes of this definition, a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or to cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, under no circumstances shall MCC be deemed an Affiliate of the Company or any subsidiary of the Company for purposes of this Financing Agreement.

     "AFFINITY" means any relationship by marriage or adoption.

     "ANNUAL AUDITED FINANCIAL STATEMENT" means, for each fiscal year, an audited financial statement prepared in accordance with International Accounting Standards, as applied in Pakistan in accordance with the Companies Ordinance 1984 ("IAS").

     "APPROVED LOANS" means interest-bearing loans and/or mark-up loans made in favor of the Company, including Bank Debt, but not loans by stockholders in favor of the Company.

     "BANK DEBT" means the Company's present and future indebtedness to Citibank International PLC, Citibank N.A. and Saudi Pak Industrial and Agricultural Investment Company (Pvt.) Limited, or any other debt, each of which has been or will be guaranteed by Manufacturer.

     "BUSINESS DAY" means a day when the Federal Reserve Bank is open for business in New York, New York, for payments in $__________, and/or when the SBP and banks are generally open for business in Pakistan, as the locus of the initiation of the relevant transaction requires.

     "BUSINESS PLAN" means the authorized business plan of the Company, approved by the Board of Directors of PMCL and prepared by the Company in accordance with Section 4(d) hereof, dated 23 October 1997 and previously delivered to MCC.

     "CELLULAR SERVICE" means mobile telephone services utilizing the Equipment and/or Services.

     "CONSANGUINITY" means any relationship by blood.

     "CONTRACT AMOUNT" means the price of the Equipment and the price of Services purchased or engaged by the Company under the Purchase Agreement as determined in accordance therewith, plus the costs of shipping the Equipment to the Company, which includes the costs of design and installation of the Equipment.


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     "DEBT" means Company's indebtedness requiring repayment, other than loans by stockholders in favor of Company and accounts payable incurred in the ordinary course of business.

     "DEBT SERVICE" means when determined at the end of the preceding twelve
(12) calendar months, the sum of (i) all accrued interest expense incurred by the Company in such twelve (12) calendar months, plus (ii) all payments of principal that were scheduled to become due from the Company for the preceding (12) calendar months, plus (iii) any other financial charges of whatever nomenclature.

     "DEBT SERVICE COVERAGE RATIO" means when determined at the end of any fiscal quarter, the result of (i)(a) the Company's Free Cash Flow plus (i)(b) the Debt Service, divided by (ii) the Debt Service.

     "DEVELOPMENTS LETTER" means the letter dated 3 March 1998 delivered by Company to MCC.

     "EQUIPMENT" refers to the equipment provided as set forth in the Purchase Agreement.

     "EQUITY" means paid-in capital plus stockholder loans.

     "ESCROW ACCOUNT" means the account established and designated to receive Gross Receipts, denominated in Pakistani Rupees, maintained at ABN AMRO Bank in Pakistan and administered pursuant to the Escrow Agreement.

     "ESCROW AGENT" means ABN AMRO Bank in Islamabad, Pakistan, or such other agent as may be appointed pursuant to the terms of the Escrow Agreement, from time to time.

     "ESCROW AGREEMENT" means the escrow agreement entered into among MCC, Company, and ABN AMRO, as escrow agent, as amended from time to time in accordance with its terms, for the administration of the Escrow Account, the terms and conditions of which are hereby incorporated by reference, and in the event applicable law requires a modified format for the Escrow Agreement to be legally enforceable and effective, the term "Escrow Agreement" shall refer herein to such modified agreements collectively.

     "EVENT OF DEFAULT" has the meaning set forth in Section 8 hereof.

     "FREE CASH FLOW" means, when determined at the end of any fiscal quarter, the amount obtained by adding (i) the Company's net income for such preceding 12 calendar month period, plus (ii) the Company's depreciation and amortization expense for such preceding 12 calendar month period, less (iii) capital expenditures of the Company for such preceding 12 calendar month period, not financed either by or through MCC or another lending institution, less (iv) the Debt Service.

     "GROSS RECEIPTS" means all moneys earned and collected by Company or its assignees or designees in connection with the Cellular Service, excluding central excise duties and payments to PTCL and withholding / advance taxes with respect to subscribers to the Cellular Service.


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     "INITIAL DRAWDOWN DATE" means thirty (30) days following the date of the invoice raised following the initial shipment under the Purchase Agreement after execution of this Financing Agreement.

     "INTEREST PERIOD" means, for any calendar year, a period equal to six
(6) calendar months commencing on any Payment Date and ending on the next succeeding Payment Date, throughout which period a particular LIBOR Rate shall be applicable, as more fully set forth below in the definition of "LIBOR Rate," except with respect to the initial Interest Period commencing on the Initial Drawdown Date, with respect to which the applicable Interest Period shall commence on such Initial Drawdown Date and conclude on the next succeeding Payment Date that is at least sixty (60) calendar days following such Initial Drawdown Date.

     "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person, other than investments made in the ordinary course of business which shall not exceed thirty (30) days in duration and shall be in either government or bank issued first class securities.

     "IWCPL" means International Wireless Communications Pakistan Limited.

     "LIBOR RATE" means the London Inter-Bank Offering Rate reported by Telerate, page 3750, or, if such report is unavailable on the day upon which such reference is required, by Reuters page "LIBO," at approximately 11:00 a.m., London time, two Business Days prior to the Initial Drawdown Date (defined above), and thereafter, two Business Days prior to the first Business Day of each successive Interest Period, which LIBOR Rate shall be applicable until the day prior to the commencement of the next succeeding Interest Period.

     "LICENSE" means the license granted to the Company to construct and operate a cellular telephone system in Pakistan, number 7(30)/89-PTC, issued on 6 July 1992 by the government of Pakistan Ministry of Communications (and revalidated by Pakistan Telecommunications Authority under a letter dated 9 August 1997).

     "LIEN" means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance on or with respect to, or any arrangement which has the practical effect of constituting a preferential right of a creditor to receive payment of any obligation with or from the proceeds of any asset or revenues of any kind.

     "MARKET VALUE" has the meaning set forth in Section 6(b) hereof.

     "MATERIAL ASSETS" shall include, without limitation, all assets that are used, directly or indirectly, to materially impact the provision of Cellular Service.

     "MATERIAL CONTRACTS" means contracts for which the amount in the aggregate per annum per contract exceeds $100,000.00.


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     "MAXIMUM ALLOWABLE DOWN PAYMENT" means, with respect to each purchase order issued by the Company to Manufacture after execution of this Financing Agreement, ten percent (10%) of the amount shown on each purchase order.

     "MEMORANDUM AND ARTICLES OF ASSOCIATION" means an entity's corporate charter and by-laws, as amended as of the date hereof, as certified and registered and attached hereto as Exhibit A, as amended from time to time with MCC's consent.

     "OFFICER'S CERTIFICATE" means a certificate executed by Chief Executive or other authorized officer of the Person by which such certificate is required to be provided hereunder.

     "OPERATING INCOME" for any period, means income before interest, other financial charges, depreciation, amortization, taxes or extraordinary items for such period.

     "PAID SUBSCRIBER" means a customer on the Cellular Service which is current in its payments to the Company and which is charged at current market rates and terms for such service.

     "PAYMENT DATE" means each May 15 and November 15 of each calendar year, upon which date a payment of interest and/or principal under the Promissory
Note is due.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PRINCIPAL GRACE PERIOD" means twelve (12) months following the Initial Drawdown Date.

     "PRINCIPAL REPAYMENT DATE" means the first Payment Date that occurs at least 120 days following the conclusion of the Principal Grace Period.

     "PROMISSORY NOTE" has the meaning set forth in Paragraph 2.1.2 within.

     "PTCL" means Pakistan Telecommunications Company Limited.

     "PURCHASE AGREEMENT" has the meaning as set forth in the Preliminary Statement hereto.

     "SAIF" means Saif Telecom (Pvt.) Limited.

     "SBP" means the State Bank of Pakistan.

     "SEMI-ANNUAL REVIEW" means, on June 1 and December 1 of each calendar year, the joint review and concurrence of the Company's operating expense budget by MCC and Company with respect to the allocation of funds to the Escrow Account for the subsequent semi-annual period.

     "SERVICES" refers to the services provided as set forth in the Purchase Agreement.


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     "TARGET FIGURES" has the meaning set forth in Section 4(d) hereof.

     "UNMATURED EVENT OF DEFAULT" shall mean any event which with the giving of notice, passage of time or both would constitute an Event of Default hereunder.

2.        THE CREDIT FACILITY.

2.1       Facility; Promissory Note.

2.1.1 MCC agrees, subject to the conditions set forth herein, to make available for lending to Company from time to time, on a non-revolving basis (the "Line of Credit"), up to a maximum aggregate of $32,000,000.00, which sum shall be available for financing of (i) new purchases of Equipment and Services, less required down payments, and (ii) up to $7,500,000.00 of purchases of Equipment and Services made prior to the date of this Financing Agreement. Funds shall remain available for drawdowns under the Line of Credit until the last Business Day of the 18th month following the date of this Financing Agreement, unless earlier terminated pursuant to Section 8. MCC reserves the right to terminate this Line of Credit in the event the Purchase Agreement is terminated for any reason. In addition, if at any time the making or continuance of financing hereunder has been made unlawful under applicable law, MCC shall have the option to accelerate the loan, demand any payment or convert such financing into an alternative loan, at MCC's discretion reasonably exercised, and subject to government approvals, if required.

2.1.2 Drawdowns under the Line of Credit will be evidenced by a promissory note (the "Promissory Note"), and other documents as may be reasonably requested by MCC. The Company hereby irrevocably authorizes MCC at any time to endorse on a grid appended to the Promissory Note or record on MCC's books and records the amount of any drawdowns disbursed by MCC to or on behalf of the Company, the outstanding balance of all advances at any time, the calculation of any interest amount thereon, and the repayment of any principal or interest amount thereof, in accordance with the terms hereof. Absent manifest error, such endorsement or record shall be prima facie evidence of the principal and interest amount owing on the Promissory Note in any proceeding to enforce the payment thereof. Immediately upon any entry or amendment to the Promissory Note, a facsimile of such grid will be forwarded to Company for its records, as certified true and correct.

2.2 Payment Terms. For any purchases of Equipment or Services under the Purchase Agreement, Company may finance with proceeds of the Line of Credit up to 90% of the Contract Amount, provided that Company has made the Maximum Allowable Downpayment. To the extent the Company has not paid any amounts to Manufacturer when due pursuant to the terms of the Purchase Agreement, MCC may make a disbursement hereunder, evidenced by the Promissory Note, and shall notify the Company thereof. Any such disbursement will be treated in all respects as a drawdown of such amount on the date of such disbursement.

2.3 Drawdowns. Company may request a drawdown under the Line of Credit by giving MCC a draw down request certification substantially in the form of Exhibit B attached hereto, referencing the Equipment or Services purchase order for which funds are being requested. The drawdown must be in accordance with the Business Plan and is subject to all other conditions set

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forth under this Financing Agreement, including without limitation the conditions precedent set forth in Section 7.

2.4 Interest and Repayment of Principal. Company shall pay interest and repay principal on the Promissory Note, as follows:

2.4.1 Interest on the amounts outstanding from time to time under the Promissory Note shall accrue commencing on the Initial Drawdown Date, until all amounts outstanding under the Promissory Note have been repaid in full.

2.4.2 Interest shall be calculated on the outstanding principal balance of the Promissory Note at a floating rate equal to the six-month LIBOR Rate in effect from time to time plus one and one-half percent (1.5%) per annum. Interest shall be calculated on a 360-day year basis for actual days elapsed and shall be payable in arrears on each succeeding Payment Date. The interest rate shall be determined two (2) Business Days prior to the Initial Drawdown Date and two (2) Business Days prior to the first Business Day of each successive Interest Period thereafter.

2.4.3 Subject to the provisions of Section 2.6.2, and unless and until an Event of Default has occurred causing acceleration of payment, the principal balance of the Promissory Note outstanding from time to time shall be due and payable in eight (8) consecutive and substantially equal semi-annual installments, each installment being due and payable on successive Payment Dates with the first such installment being due and payable on the Principal Repayment Date. The initial principal repayment shall, when paid, reduce the outstanding principal amount under the Promissory Note by an equivalent amount, and be made together with (i) a cash payment equal to the greater of one-half (1/2) of the Maximum Allowable Down Payment and five percent (5%) of the amount shown on each purchase order issued by the Company to Manufacturer after execution of this Financing Agreement (the "Additional Principal Payment"), which when paid shall reduce the outstanding principal under this Promissory Note by an equivalent amount, plus (ii) accrued and unpaid interest, and thereafter, accrued and unpaid interest shall be payable together with each repayment of principal hereunder. If not paid earlier, all principal and interest shall be due and payable on the first Business Day following the conclusion of the 48th month after the Principal Grace Period. Thirty (30) days prior to any Payment Date, MCC shall give notice in writing to Company, with a copy to Escrow Agent, of such amounts due and payable on such Payment Date.

2.4.4 If any payment on the Promissory Note is not received by MCC on or before the due date thereof, the Company shall pay a delinquency charge calculated on such unpaid amount at the lesser of one percent (1%) per calendar month, or partial calendar month, or the maximum rate permitted by applicable law, for the term of the delinquency from the date on which such amount was due until paid in full.

2.4.5 Each payment of principal, interest and/or delinquency charges required or permitted to be made hereunder or under the Promissory Note shall be free from and net of all taxes, charges, fees, costs, expenses or duties imposed by any governmental authority in Pakistan, and if any such governmental authority requires the withholding of any of the foregoing by Payor, Payor shall pay to Payee an additional amount with respect to each payment hereunder such that the

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amount actually received by Payee shall be the amount which Payee would have received in the absence of such withholding obligation.

2.5 Escrow Agreement. All Gross Receipts shall be paid into the Escrow Account in accordance with the Escrow Agreement.

2.5.1     INTENTIONALLY DELETED

2.5.2     INTENTIONALLY DELETED

2.5.3     INTENTIONALLY DELETED

2.5.4     INTENTIONALLY DELETED

2.5.5     INTENTIONALLY DELETED

2.6       Prepayments.

2.6.1 Optional Prepayment. Company may, at its option, on any Business Day, prepay any amount under the Promissory Note, in whole or in part, upon at least five (5) Business Days' written notice to MCC specifying the amount of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable together with accrued interest to such date on the amount prepaid. The principal amount prepaid shall be a minimum of $1,000,000 or an integral multiple thereof.

2.6.2 Mandatory Prepayments. The Company shall make mandatory prepayments to MCC upon the following occurrences and in amounts and upon terms as set forth below. All prepayments of principal shall be accompanied by payment of interest accrued thereon.

2.6.2.1 Provided that Company has received approval from SBP, which Company shall seek in good faith, on or before the fifth (5th) Business Day following the date Annual Audited Financial Statements are required to be delivered for each fiscal year pursuant to this Financing Agreement, Company shall make mandatory annual prepayments to MCC of amounts financed hereunder in an amount equal to fifty percent (50%) of Company's Free Cash Flow for such immediately preceding fiscal year, as set forth in the Annual Audited Financial Statements.

[2.6.2.2 THROUGH 2.6.2.4 - INTENTIONALLY OMITTED.]

2.6.3 Effect of Prepayment. Any prepayment shall be applied (i) if such prepayment is made pursuant to Section 2.6.2.1, to the next payments due hereunder, or (ii) for any other prepayments, to the installments of principal in inverse order of maturity thereof. Any prepayments described under cause (ii) of the preceding sentence shall not relieve Company from the obligation of paying the current or any succeeding installment or installments of principal under the Promissory Note until the total obligation under such Promissory Note is paid.


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3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

3.1 As a material inducement to MCC to enter into this Financing Agreement and to fund the drawdowns referred to in Section 2.3, the Company represents and warrants to MCC as follows as of the date hereof:

     (a) Organization and Corporate Power. The Company is duly organized and validly existing under the laws of the government of Pakistan and is duly licensed to render Cellular Service. The Company has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Financing Agreement. The copies of the Memorandum and Articles of Association of the Company delivered by the Company to MCC reflect all amendments made thereto at any time prior to the date of this Financing Agreement and are correct and complete.

     (b) Authorization. The execution, delivery and performance by the Company of this Financing Agreement are within its powers, have been duly authorized by all necessary action, and do not contravene (i) the Memorandum and Articles of Association, (ii) any contractual restriction binding on or affecting the Company, including without limitation, any restriction under the terms of any indenture, agreement or other instrument to which the Company is a party or by which it is bound, or (iii) any regulation, law (including, but not limited to, securities, banking, lending and other commercial laws and regulations), order or similar item biding on or affecting the Company or an order of any court or other agency of government.

     (c) Governmental Approvals. Other than the registration of this Financing Agreement with SBP, and exemption from taxes to be obtained from the Ministry of Finance, Government of Pakistan, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Financing Agreement.

     (d) Legal, Valid and Binding Obligation. This Financing Agreement constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other law affecting creditors' rights generally and by general equitable principles.

     (e) Litigation. Other than as set forth in the Developments Letter, there is no pending or, to the best knowledge of the Company, threatened action or proceeding or arbitration, which could materially adversely affect the financial condition or operations of the Company or that could materially affect the License.

     (f) Ethics. To the best knowledge of the Company, neither the Company nor any of the current or previous stockholders of the Company has engaged in any improper, illegal or unethical act, practice or omission in connection with the formation, capitalization or operation of the Company, the obtaining of the License, or in connection with any other activities of the Company, including, without limitation, the making of any payments, loans or gifts or promises or offers of payments, loans or gifts of any money or anything of value, directly or indirectly,


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(i) to or for the use or benefit of any official employee of any government,
(ii) to any political party or official or candidate thereof, (iii) to any other person if any part of such payment, loan or gift has been or will be directly or indirectly given or paid to any such governmental official or political party or a candidate or official thereof, or (iv) to any other Person, which action would result in any rescission, revocation, or non-renewal of the License or has violated or would violate the laws or policies of Pakistan.

     (g) Defaults. The Company is not in default with regard to any material indebtedness or agreement to which it is a party or by which it or its properties may be bound.

     (h) Subsidiaries. The Company has no Subsidiaries, and does not own or hold any rights to acquire any shares of stock or other security or interest in any other Person.

     (i) Financial Statements. All financial statements or related financial information previously delivered to MCC by the Company in connection with this Financing Agreement are accurate in all material respects, and are consistent with the books and records of the Company.

     (j) Absence of Undisclosed Liabilities. The Company has no material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into on or prior to the date hereof, or any action or inaction on or prior to the date hereof, or any state of facts existing on or prior to the date hereof other than: (i) any liabilities shown in the Developments Letter, and (ii) liabilities and obligations which have arisen in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

     (k) Absence of Certain Developments. Except as expressly contemplated by this Financing Agreement, the Purchase Agreement, or as set forth in the Developments Letter, since its organization, the Company has not:

      (i) Issued any notes, bonds or other debt securities or (b) any equity securities, or any securities convertible, exchangeable or exercisable into any equity securities, out of the ordinary course of business;

      (ii) Borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

      (iii) Discharged or satisfied any material Lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

      (iv) Declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

      (v) Mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;


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      (vi)     Sold, assigned or transferred any of its tangible assets,
except in the ordinary course of business, or canceled any material debts or claims;

      (vii) Sold, assigned or transferred, any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

      (viii)   INTENTIONALLY OMITTED.

      (ix) Entered into any other transaction not otherwise listed on the schedules hereto or in the Developments Letter other than in the ordinary course of business or entered into any other material transaction not otherwise listed on the schedules hereto or in the Developments Letter, whether or not in the ordinary course of business;

      (x) Made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons, other than advances to employees for business expenses, housing, automobiles, and emergency expenses in the aggregate of $750,000.00 per calendar year, and no more than $75,000.00 per employee per calendar year made in the ordinary course of business;

      (xi) Made any charitable contributions or pledges exceeding in the aggregate the sum of $30,000.00 per calendar year; or

      (xii) Suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance.

     (l) Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on its most current balance sheet or acquired thereafter, free and clear of all Liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business and except for liens for current property taxes not yet due and payable. The Company's buildings, equipment and other Tangible Assets are in good operating condition in all material respects, ordinary wear and tear excepted, and are fit for use in the ordinary course of business. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as conducted and as proposed to be conducted.

     (m) Tax Matters. Other than with respect to validly and diligently disputed matters, the Company has filed all tax returns which it is required to file; all such returns are true and correct in all material respects; the Company has in all material respects paid all taxes owed by it and withheld and paid over all taxes which it is obligated to withhold from amounts owing to any employee, creditor or third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; and, the assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor on its most current balance sheet.

     (n)  Contracts and Commitments.


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      (i) Except as expressly contemplated by this Financing Agreement or the
Purchase Agreement, or as shown in the Development Letter, as of the date hereof the Company is not a party to any written or oral;

     (A) Pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement or any severance agreements;

     (B) Contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis, other than in the ordinary course of business, or contract relating to loans to officers, directors, employees or Affiliates;

     (C) Contract under which the Company has advanced or loaned funds to any Person, other than as provided under Paragraph 3.1(1)(x);

     (D) Agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, other than in the ordinary course of business and not exceeding in the aggregate the sum of $250,000.00;

     (E)  Guarantee of any obligation;

     (F) Lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $1,000,000;

     (G) Lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

     (H) Without the prior written approval of MCC, and except for equipment purchased or contracted to be purchased in connection with the provision of Cellular Service, contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $100,000;

     (I) Assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any license, patent, trademark, trade name, copyright, know-how, trade secret or confidential information);

     (J)  INTENTIONALLY DELETED.

     (K)  INTENTIONALLY DELETED.

      (ii) The Company has no Material Contracts for which consideration exceeds $100,000.00 per contract per annum, other than the Purchase Agreement and the contracts set forth on the Developments Letter, and has performed all material obligations required to be performed by it under all contracts, agreements and instruments applicable to it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any contract, agreement or instrument to which the Company is subject; the Company does not have any present expectation or intention of not fully performing all such obligations; the Company has no knowledge of any breach or anticipated breach by the other parties to any material contract or commitment to which it is a party; and the Company is not a party to any materially adverse contract or commitment.

      (iii) MCC has been supplied with a true and correct copy of each of the Material Contracts and an accurate description of the oral contracts that are material contracts, together with all amendments, waivers or other changes thereto.

     (o) Compliance with Laws. The Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, and has no reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

     (p) Affiliated Transactions. No Affiliate, officer, director or stockholder of the Company or any individual related by blood, marriage, adoption or otherwise to any such Affiliate, officer, director or stockholder or any Person in which any such officer, director, stockholder or individual related thereto owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company, or an agreement that was entered into on an arm's length basis upon reasonable commercial terms, nor does any such party have any material interest (other than on an arm's length basis upon reasonable commercial terms) in any material property used by the Company.

     (q) No Material Adverse Change. Since January 1, 1997, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company.

3.2       The representations and warranties of the Company referred to in
Section 3.1 are deemed to be replaced by the Company on the date of each drawdown referred to in Section 2.3.

4.        AFFIRMATIVE COVENANTS.

     (a) Compliance with Laws and the License. The Company shall fully comply in all respects (except where the noncompliance could not result in the License being terminated or being in default) with the terms of the License and comply in all material respects with all applicable laws, rules, regulations and orders, with such compliance to include, without limitations, compliance with the Foreign Corrupt Practices Act of the United States of America and the laws of the United States and Pakistan regarding business ethics; pay when due all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent not yet due or diligently being contested in good faith and by proper legal proceedings, and maintain in effect all authorizations and approvals necessary for the performance of the Company's obligations hereunder.

     (b) Corporate Existence. The Company shall maintain and preserve its corporate existence, its rights to transact business and all other rights, licenses, concessions and privileges necessary for the conduct of its business and operations, including all permits, licenses, concessions and authorizations, if any, required of Company under or in connection with the License or otherwise to provide Cellular Service in Pakistan.

     (c)  Financial Statements and Other Information.

(I)    The Company shall furnish to MCC:

        (i) As soon as available, but in any event within 60 days after the end of each quarterly accounting period in each fiscal year, un-audited financial statements of the Company, including profit and loss statement, balance sheet, and cash flow statement, for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter setting forth comparisons to the Business Plan and to the corresponding period in the preceding fiscal year with specific reference to subscriber data;

       (ii) As soon as available, but in any event within 120 days after the end of each fiscal year, the Company's Annual Audited Financial Statement;

      (iii) Accompanying the financial statements referred to in subparagraph (i) and (ii), an Officer's Certificate stating that no Event of Default or Unmatured Event of Default exists and that, to the best of its knowledge, the Company is not in default under any of its other Material Contracts or, if any Event of Default or Unmatured Event of Default, or any such default exists, specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto;

       (iv) Within twenty-one (21) days after the Company knows of the occurrence of an Unmatured Event of Default, a statement from the Company stating the nature of such event and the actions the Company proposes to take with respect thereto;

        (v) Within fourteen (14) days after any written notice is served upon Company with respect to any action, legislation, occurrence, event or proceeding which is likely (viewed from a reasonable person's view at the time of receiving such notice) to have a material adverse effect on the business, operations, or future prospects for the Company, the property thereof, a certificate of an officer of the Company stating the nature of such action, legislation, occurrence, event or proceeding and the actions proposed to be taken by the Company with respect thereto; and

       (vi) With reasonable promptness, such other information and financial data concerning the Company as MCC may reasonably request.

Each of the financial statements or reports referred to above shall be prepared substantially in accordance with IAS, consistently applied, and shall be true and correct in all material respects as of the dates and for the periods stated therein.

(II) The Company also covenants to engage in the Semi-Annual Review reasonably and promptly.

     (d)  The Business Plan.

       (i) The Initial Business Plan. The initial Business Plan, including the operating expenditures, has been approved by MCC. Such Business Plan sets forth annual projections and quarterly projections for calendar year 1998 for revenues, operating expenses, capital expenditures, subscriber projections, and balance sheets.

      (ii) Performance Review. The officers of the Company shall make themselves reasonably available by telephone during each 15 day period following MCC's receipt of the financial information required to be delivered by the Company pursuant to Section 4(c)(i) or (ii) hereof, in order to discuss and review the Company's results shown on such financial statements with representatives of MCC.

     (e) Insurance. The Company shall obtain and maintain adequate insurance in connection with the Equipment, covering such risks and in such amounts as are consistent with sound management practices considering the nature of the business being conducted by the Company, naming MCC as an additional named insured and loss payee thereunder, as well as an assignee. The Company shall deliver proof of the foregoing within 15 days after the date hereof and no less often than annually thereafter.

     (f) Access. At the request of MCC, the Company shall permit any representative designated in writing by MCC to inspect the properties and/or accounting records of the Company during working days and hours, with reasonable notice.

     (g) Records. The Company shall maintain books of account and other records adequate to accurately reflect the financial position and the results of the Company.

     (h) Discharge Obligations. The Company shall pay, discharge or otherwise satisfy when due in the ordinary course of business all debts, where the failure to so pay, discharge or otherwise satisfy such items could have a material adverse effect on the Company.

     (i) Maintenance of Properties. The Company shall maintain in good order and appropriate working condition all the properties and assets of the Company, except for normal wear and tear.

     (j) Minutes and Agendas from Board Meetings. The Company shall provide MCC with the agenda of each meeting of its board of directors at the same time that it delivers such agendas to its directors. In addition, the Company shall deliver to MCC, at the same time that they are delivered to the directors, any of the following which relate to or affect the Business Plan, the Financing Agreement or the Purchase Agreement: the draft minutes of any such meeting together with any written materials and other information distributed to the directors in connection with such meeting and within 30 days of the availability thereof, a copy of such minutes as certified by the secretary of the Company.

     (k) The Company shall maintain a minimum debt to Equity ratio of 1:1 at all times, where Equity is fully paid, and in accordance with the Business Plan.

     (l) IWCPL shall, by September 30, 1998, reduce Manufacturer's guaranty of the Bank Debt in accordance with the Amended and Restated Shareholders Agreement dates as of August 13, 1997 (the "Shareholders Agreement"), provided, however, that there shall have occurred no breach of this covenant if IWCPL fulfills all obligations, rights and remedies to MIDC under the Shareholders Agreement.

     (m) The stockholders of the Company (other than Manufacturer) shall covenant not to divest themselves in any material respect of their present stockholdings of the Company, except for the sale or transfer of shares between current stockholders of the Company, without the prior written consent of MCC, which shall not be unreasonably withheld.

     (n) The Company shall ensure that the financing provided hereunder ranks senior to all other debt at any time, other the Bank Debt.

5.        NEGATIVE COVENANTS.

      (i) Change of Status. Without the prior written consent of MCC, which consent shall not be unreasonably withheld, the Company shall not enter into any merger or consolidation or amalgamation, reorganization, re-capitalization, liquidation, winding up or dissolution (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its Material Assets valued in the aggregate greater than $500,000.

      (ii) Liens. Without the prior written approval of MCC, which approval shall not be unreasonably withheld, the Company shall not create or suffer or permit to exist any Lien on any of the properties, assets, income or profits of the Company, whether now or hereafter acquired, other the those expressly contemplated by this Financing Agreement, in excess of $100,000 in the aggregate, except that the Company may, at the time of the purchase of personal property, grant a purchase money security interest on such personal property to the extent that all such purchase money security interests, in the aggregate, secure debt of not more than $100,000.

      (iii)  INTENTIONALLY DELETED

      (iv) Violation of Other Agreements. The Company shall not violate or permit the violation of any Material Contract by the Company or the stockholders with or involving MCC (except to the extent any offset is appropriately done) or any other material agreement to which any of them is a party, which violation is not cured within 30 days of its occurrence.

      (v) Charter and License. The Company shall not amend or waive in any respect any term in the Memorandum and Articles of Association, or fail to comply in all material respects with all terms of such documents or attempt to modify or amend any provision of the License, which materially adversely impacts the rights of Company hereunder.

      (vi) Contracts not Terminable within 90 Days. The Company shall not enter into any management, employment or consulting contract or agreement which cannot be canceled by the Company, without penalty, upon 90 days' notice to the other party or parties thereto in the event MCC exercises its rights to take over control of the Company following a default hereunder.

      (vii) Dividends. The Company shall not incur, make, or permit any action by any director or stockholder involving, any payment of any dividend or distribution or the distribution of earnings or capital, either directly or indirectly, whether in cash, property or obligations or the repurchase, reduction or redemption of any capital stock, except that a declaration by the bond of directors of the Company of payment of a dividend shall be permissible if and only if (a) there has been no Event of Default hereunder,
(b) a Debt Service Coverage Ratio of 1.5:1 is achieved, based on the Annual Audited Financing Statement, (c) thirty-six (36) months has transpired since the date of this Financing Agreement, and (d) such declared dividend is not in excess of fifty percent (50%) of the Free Cash Flow.

      (viii) Loans. Without the prior written approval of MCC, which shall not be unreasonably withheld, the Company shall not enter into any loan transactions, except for loans that are subordinate in all respects to the Company's obligations to MCC, including without limitation the Bank Debt.

6.        COLLATERAL/SECURITY INTEREST

     MCC shall receive the following (the "Collateral"), as security for the repayment of any and all amounts from time to time outstanding hereunder and under the Promissory Note:

     (a) A valid first priority lien (including warranties and assurances) and, to the extent possible, perfected security interest in all Equipment and Services and proceeds of the sale or transfer thereof in the form of Exhibit G hereto;

     (b) A valid and perfected pledge of capital stock of the Company held by all of its stockholders, other than SAIF, on a pro rata basis, with a Market Value satisfactory to MCC, as set forth in the Stock Pledge Agreement. ("Market Value" means, with respect to the stock pledge described herein, the per share value determined by dividing a certain aggregate value by the number of issued and outstanding shares of the Company.)

     (c) A valid first priority collateral assignment of certain accounts in favor of MCC or its assignee, as set forth in the Escrow Agreement;

     (d)  INTENTIONALLY DELETED

     (e) A valid first priority collateral assignment of Company's political risk insurance, satisfactory in form and substance to MCC; and

     (f)  INTENTIONALLY DELETED.

7.        CONDITIONS PRECEDENT

     Notwithstanding any over provision hereof, MCC is not obligated to disburse any drawdowns until each of the following conditions has been satisfied:

     (a)  MCC has received:

      (i) Written evidence of all necessary government approvals, permits, licenses, and certificates required in connection with the transactions contemplated hereunder;

     (ii) Executed originals of the Promissory Note, and executed counterparts of all documents and agreements referred to in Section 6 hereof;

    (iii) Original copies of the resolutions duly adopted by the Company's board of directors, certified by the President or Secretary of the Company, authorizing the execution, delivery and performance of this Financing Agreement, the Promissory Note, the Escrow Agreement in the form of Exhibit E attached hereto, and each of the other documents and agreements contemplated hereby or thereby by the Company, and the consummation of all other transactions contemplated by this Financing Agreement, an incumbency certificate showing offices and signatures of all signatures to this Financing Agreement and all documents and agreements contemplated hereby;

     (iv) A notarized copy of the Memorandum and Articles of Association of the Company a notarized copy of the License as each is in effect on the date hereof and registered, if necessary, under the laws of Pakistan;

      (v) Certification by an authorized officer of the Company that the License remains in effect, that the Company is in full compliance with all terms of the License, and that all approvals required therefor have been obtained;

     (vi) Legal opinions of counsel to Company, satisfactory to MCC;

    (vii) The original stock of the Company pledged to MCC pursuant to the Stock Pledge Agreement attached hereto as Exhibit F, together with certification by independent accountants acceptable to MCC that (a) all stock is fully paid, and (b) there is a minimum paid-in capital as required by the covenants set forth in Section 4 hereof;

   (viii) A copy of a valid and effective interconnect agreement or evidence of a temporary interconnect agreement entered into by Company, which latter shows progress toward a permanent interconnect agreement;

      (x) Confirmation that MCC is named as a loss payee with respect to the insurance policies established by Company in relation to the Equipment;

     (xi) Satisfactory evidence that CT Corporation System, New York NY has agreed to act as the agent of the Company for service of process in connection with Financing Agreement and the Escrow Agreement; and

    (xii) Any other documents, instruments, or agreements reasonably deemed necessary by MCC in connection with the financing provided hereunder.

     (b) Manufacturer has heretofore received from the Company in cash the Maximum Allowable Down Payment for the Equipment and Services referenced in the Drawdown Certificate.

8.        EVENTS OF DEFAULT AND CONSEQUENCES.

     (a) Each of the following events or occurrences shall constitute an "Event of Default" hereunder:

      (i) Any representation or warranty made or deemed made by the Company under or in connection with this Financing Agreement, the Purchase Agreement or any certification or document delivered hereunder or thereunder, shall prove to have been incorrect in any material respect when made;

     (ii) The Company (i) fails to make any payment when due hereunder, which failure continues for thirty (30) days after notice thereof, or (ii) fails to perform or observe any other material term, covenant or agreement contained in the Purchase Agreement or this Financing Agreement, which failure, in the case of (ii), continues for ten (10) days after notice, or
(iii) fails to pay under any loans (other than under this Financing Agreement) in an amount in excess of $500,000 in the aggregate, such amount remaining unpaid for a continuous period of thirty (30) days from the respective due date thereof;

    (iii) The Company admits in writing its inability to pay its debts as they become due or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against the Company seeking to adjudicate it as bankrupt or insolvent or seeking reorganization, arrangement, adjustment, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, other than an action instituted by a party other than the Company which is dismissed within 60 days of it inception, or, based upon an opinion provided by Pakistani counsel, acceptable to MCC, is shown in good faith to be a frivolous action, unlikely to succeed, or the Company takes any corporate action to authorize any of the actions set forth above in this subsection (iii);

     (iv) Any governmental authority or any Person acting or proposing to act under governmental authority takes any action to condemn, seize or appropriate, or to assume custody or control of all or any substantial part of the properties of the Company, takes any action against the Company or otherwise to suspend, seize or assume control of the License, or takes any action to displace the management of the Company or to curtail its authority in the conduct of its business;

      (v) The License is for any reason, (i) revoked or suspended for a period of more than thirty (30) days or (ii) terminated;

     (vi) Upon notification, oral or written, from Pakistan Telecommunication Authority to the Company or an officer or director thereof of a violation, or significant dissatisfaction with the Company's performance, of any condition of the License, (a) which violation is not cured within the time specified in such notice, as evidenced by a writing from a competent official of Pakistan Telecommunication Authority, or (b) unless such violation cannot reasonably be rectified within the time specified in such notice, and the Company shall have immediately and diligently, upon receipt of such notice, commenced remediation of such violation, as evidenced by a writing from a competent official of Pakistan Telecommunication Authority;

      (vii) The incurring of any debt, whether senior or subordinated to the financing provided hereunder, without the prior written consent of MCC, except such financing as is expressly permitted hereunder;

      (viii) If Company shall, at any time, terminate any purchase order for Equipment valued excess of $2,000,000.00 under the Purchase Agreement other than due to Manufacturer's failure to substantially perform the terms thereof;

      (ix) If, at any time, the Company shall have removed from its Cellular Service (other than on a temporary basis) 25% or more of the equipment purchased from Manufacturer (measured according the Contract Amount of such equipment at the time of purchase by the Company) unless replaced with other Manufacturer equipment; and

      (x) If the Company at any time enters into any financing or refinancing agreement involving the assets purchased with the proceeds hereof.

     (b) Upon the occurrence of any Event of Default, (i) MCC may, upon written notice to the Company, take any and all permitted actions hereunder or in connection with this Financing Agreement, and documents and agreements delivered in connection herewith, including without limitation, declaring all amounts outstanding hereunder and under the Promissory Note due and payable, and/or (ii) MCC may refuse to make further advances hereunder, and/or (iii) MCC may direct Manufacturer to halt further shipments of Equipment to the Company.

     (c) At any time after an Event of Default has occurred, the Company shall give MCC written notice of each meeting of its board of directors and each committee thereof at least five business days in advance of such meeting and the Company shall permit a representative of MCC to attend as an observer all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's Articles of Association and applicable law, MCC need receive only actual notice thereof at least 48 hours prior to any such meeting, and such representative shall be given the opportunity to listen to each such telephonic meeting.

9.   NOTICES REGARDING THE LICENSE.

     The Company and the officers and directors thereof shall promptly, and in any event within five days of the Company's knowledge or preparation thereof, provide MCC with notice and an accurate summary of any of the following which is likely to have a material adverse effect upon the Company, its operations or the License: (a) any significant written communications to or from the Pakistan Telecommunication Authority pertaining to the License, (b) copies of any plan to correct problems in connection with the License in a reasonable period, or of any report related thereto from any other governmental agency in Pakistan or elsewhere, or (c) any developments which may directly and adversely affect the License. In addition to the foregoing, in the event Company shall have received any notice, written, from Pakistan Telecommunication Authority of a material violation of any condition of the License, shall immediately and diligently, upon receipt of such notice, commence remediation of such violation, as evidenced by a writing from a competent official of Pakistan Telecommunication Authority.

10.  COOPERATION.

     The Company shall fully cooperate with MCC and Manufacturer at all times in connection with all contacts and communications related to the License with any governmental agency (including, without limitation, Pakistan Telecommunication Authority). MCC and Manufacturer shall act in good faith in requesting the Company's cooperation hereunder and shall act reasonably in response to any counsel or advice from the officers of the Company with respect to the communications which MCC and Manufacturer intends to undertake with the Pakistan Telecommunication Authority. The Company shall not be required to provide such cooperation unless MCC and Manufacturer's request is reasonable, based on then existing circumstances.

11.  NOTICE.

     All notices, replies, requests, reports, financial statements, demands or other communications required or permitted under this Financing Agreement shall be in writing, effective upon receipt, or upon confirmation of the recipient's refusal of delivery, and shall be transmitted by (a) reputable overnight courier, (b) telecopy, with telephone confirmation of receipt, or
(c) registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to MCC, at:            1 Continental Tower
                               1701 Golf Road
                               Rolling Meadows, IL 60008
                               Attention: Director, Global Finance,
                               Cellular Infrastructure Group
                               Telephone No.: (847) 435-7114
                               Telecopy No.: (847) 435-7209

     If to the Company, at:    12th Floor, UBL Building
                               Blue Area, Jinnah Avenue
                               Islamabad, Pakistan
                               Attention: Executive Director Finance
                               Telephone No.: (+92)-51-273984
                               Telecopy No.: (+92)-51-273991

     If to Escrow Agent, at:   ABN AMRO Bank
                               15, Markaz F/7, Islamabad
                               Post Box 275, Islamabad
                               Attention:  The Manager
                               Telephone No.: (+92)-51-277051
                               Telecopy No.:  (+92)-51-277050



     12.  MISCELLANEOUS.

     (a) Governing Law and Jurisdiction. This Financing Agreement and all collateral documents, including without limitation, the Promissory Note, shall be governed by and interpreted in accordance with the internal laws (without regard to the laws of conflicts) of the State of Illinois, USA. ANY SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY WITH RESPECT TO THIS FINANCING AGREEMENT, ANY OTHER DOCUMENT BETWEEN THE PARTIES HERETO THAT COMPRISES PART OF THIS FINANCING AGREEMENT OR ANY OTHER OBLIGATION OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF ANY THEREOF MAY BE BROUGHT IN THE APPROPRIATE COURT OF THE STATE OF ILLINOIS, USA OR IN THE APPROPRIATE U.S. DISTRICT COURT IN THE STATE OF ILLINOIS, USA AND EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY HERETO AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONS IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF ILLINOIS, USA MAY BE MADE UPON EACH PARTY AT ITS RESPECTIVE ABOVE ADDRESS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BROUGHT IN THE STATE OF ILLINOIS, USA MAY BE MADE UPON EACH PARTY AT ITS RESPECTIVE ABOVE ADDRESS OR BY SERVICE UPON CT CORPORATION, AS PROCESS AGENT FOR SUCH PARTY. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT SUCH ADDRESS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FINANCING AGREEMENT, OR ANY OTHER DOCUMENT BETWEEN THE PARTIES HERETO TO THAT COMPRISES PART OF THIS FINANCING AGREEMENT BROUGHT IN ANY SUCH

COURT AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (b) Waivers and Amendments. No modification or waiver of any provision of this Financing Agreement shall be effective unless the same shall be in a writing signed by an officer of MCC and each other party or parties whose rights or obligations are affected thereby. No other course of dealing between MCC and the Company, nor failure or any delay on the part of MCC in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall a single or partial exercise of any other right, power or privilege preclude any further exercise thereof.

     (c) Severability. If any term or provision contained in this Financing Agreement is or is hereafter found to be inconsistent with, contrary to or invalid or unenforceable under any law or official rule, regulation or order, this Financing Agreement shall be deemed to be modified accordingly and the remaining terms and provisions of this Financing Agreement shall not be affected thereby and shall continue in full force and effect.

     (d) Successors and Assigns. Subject to the restrictions on assignment contained herein, this Financing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. MCC shall have full right to assign its right and obligations hereunder or any interest herein in full, or in part, together with its rights under all documents executed in connection herewith in accordance with the terms thereof, including without limitation, the Promissory Note; provided, however, that any successor to MCC's rights and obligations hereunder shall have no greater rights than MCC hereunder. No other party to this Financing Agreement shall have the right to assign his or its rights or obligations hereunder to any Person without the prior written consent of an officer of MCC.

     (e) Counterparts. This Financing Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together constitute one and the same instrument.

     (f) Expenses. The Company agrees to pay within thirty (30) days following the date invoiced to MCC up to a maximum of $20,000 in expenses incurred by MCC in drafting, negotiating, executing and implementing the financing described in this Financing Agreement. In addition, the Company shall be liable to pay to MCC, on demand, all of MCC's reasonable costs and expenses (including, but not limited to, counsel fees) incurred in enforce or compromising its rights and obligations under this Financing Agreement, or any of the other agreements contemplated hereby.

     (g) Authorized Actions. If the Company fails or has failed to make any payment hereunder, or the Company fails or has failed to perform any act required under this Financing Agreement, MCC may, in its sole discretion, make any such payment or perform any such act and execute any documents with respect thereto, without affecting the status of any Event of Default resulting from such failure. In such event, any amounts paid and any expenses incurred by MCC shall be owed by the Company, and shall be payable to MCC, within thirty (30) days, together with interest on such amounts at 8% per annum. MCC shall not be liable to the Company for taking any such action or making any such payment.

     (h) Captions. Captions used in this Financing Agreement are for convenience only, and shall not affect the construction of this Financing Agreement.

     (i) Entire Agreement. This Financing Agreement, the Promissory Note and the Purchase Agreement, together with all Exhibits attached to such agreements, constitute the entire understanding between the parties concerning the subject matter of this Financing Agreement and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by MCC and the Company.

     (j) Press Releases. Any publicity, press release or advertising with respect to this Financing Agreement and/or the transactions contemplated hereby, shall be mutually agreed upon in writing by the parties prior to its release.

     (k) Confidentiality. The parties agree to keep the contents of this Financing Agreement confidential from third parties and MCC undertakes to keep confidential all information provided to it by Company, or in relation to Company, pursuant to or in relation to this Financing Agreement, and to restrict disclosure thereof to those within their respective companies who have a "need to know," except that each of MCC and Company shall be authorized to make required disclosures to its respective financial advisors and legal counsel so long as such advisors and legal counsel are themselves bound by confidentiality agreements not to disclose such information to third parties, and except that MCC may make such limited disclosures as are necessary to assign its right and obligations hereunder or any interest herein in full, or in part, together with its rights under all documents executed in connection herewith in accordance with the terms thereof, including without limitation, the Promissory Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be duly executed the day and year first written above.

MOTORAL                          PAKISTAN MOBILE
CREDIT CORPORATION               COMMUNICATIONS (PVT.) LTD.

BY:                              BY:


ITS:  Attorney-In-Fact           ITS:  President


                                 BY:

                                 ITS:  Executive Director Finance

WITNESSED BY:


BY:                              BY:

NAME:  FAISAL IJAZ KHAN          NAME:  ZOUHAIR A. KHALIR


EXHIBITS:

EXHIBIT A: - MEMORANDUM AND ARTICLES OF ASSOCIATES OF THE COMPANY
EXHIBIT B: - FORM OF DRAWDOWN CERTIFICATE
EXHIBIT C: - INITIAL BUSINESS PLAN
EXHIBIT D: - FORM OF PROMISSORY NOTE
EXHIBIT E: - FORM OF ESCROW AGREEMENT
EXHIBIT F: - FORM OF STOCK PLEDGE AGREEMENT
EXHIBIT G: - FORM OF HYPOTHECATION AGREEMENT

                                    EXHIBIT A

               MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY

                               PREVIOUSLY DELIVERED

                                     EXHIBIT B
                                  DRAWDOWN REQUEST

                               Dated:  __________, ____


MOTOROLA CREDIT CORPORATION
1 Continental Tower
1701 Golf Road
Rolling Meadows, IL  60008
Attention:  Director, Global Finance,
Cellular Infrastructure Group

Re:  Pakistan Mobile Communications (Pvt.) Ltd.
     ------------------------------------------

Gentlemen:

     Reference is made to the Financing and Security Agreement dated as of ______, 1998 (the "Financing Agreement") between Pakistan Mobile Communications (Pvt.) Ltd. (the "Company"), and Motorola Credit Corporation ("MCC"). Capitalized terms used herein (and not otherwise defined) are defined in the Financing Agreement. The Company hereby requests a Drawdown under the Financing Agreement in the amount of $_______________ on ______________, 19__.

     In connection with the proposed Drawdown by the Company hereunder and pursuant to the terms and conditions hereof, we hereby certify that as of the date hereof:

1. Such funds are to be used for the payment of Equipment and Services in accordance with the terms of the Purchase Agreement and the invoices attached hereto;

2.   No event of Default or Unmatured Event of Default has occurred;

3.   The Company is in compliance with all terms of the Financing Agreement;

4. The representations and warranties contained in Section 3.1 of the Financing Agreement are hereby repeated; and

5.   The Company has made the Maximum Allowable Downpayment to the
Manufacturer.

Certified this __ day of _______, ____.


PAKISTAN MOBILE COMMUNICATIONS (PVT.) LTD.

By:                                 By:
Its:                                Its:

                                  EXHIBIT C

                            INITIAL BUSINESS PLAN

                            PREVIOUSLY DELIVERED

                                   EXHIBIT D

                                  PROMISSORY NOTE

                                 PROMISSORY NOTE

   THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN
CONTRAVENTION OF THE PROVISIONS OF THAT ACT.


US$32,000,000.00                                       Dated: 5th March, 1998


                                  PROMISSORY NOTE


FOR VALUE RECEIVED, the undersigned, Pakistan Mobile Communications (Pvt.) Ltd., a company duly organized and existing under the laws of Pakistan (the "Payor"), hereby unconditionally promises to pay to MOTOROLA CREDIT CORPORATION, a Delaware corporation or its assigns (the "Payee"), at its offices in Schaumburg, Illinois, in lawful money of the United States of America, in immediately available funds, the principal sum of Thirty-Two Million Dollars ($32,000,000.00), or such lesser amount as is outstanding hereunder from time to time, in semi-annual installments payable, together with interest, as set forth hereinbelow. Interest on the amounts outstanding from time to time under this Promissory Note shall accrue commencing on the Initial Drawdown Date (as defined below), until the Promissory Note has been repaid in full. The "Initial Drawdown Date" means thirty (30) days following the date of the invoice issued following the initial shipment under the Purchase Agreement after the execution of the Financing Agreement (as each term is defined below). Interest shall be calculated on the outstanding balance of the Promissory Note at a floating rate equal to the six-month LIBOR Rate (as defined below) in effect from time to time plus one and one-half percent (1.5%) per annum. Interest shall be calculated on a 360-day year basis for actual days elapsed. The interest rate shall be adjusted two
(2) Business Days (as defined below) prior to the first Business Day of each successive Interest Period with respect to all amounts then outstanding under this Promissory Note, and shall be payable in arrears on each successive Principal Payment Date (as defined below). "Business Day" means a day when the Federal Reserve Bank is open for business in New York, New York, for payments in US$, and/or when the State Bank of Pakistan and banks are generally open for business in Pakistan, as the loans of the initiation of the relevant transaction requires.

Payee shall record on the Grid attached hereto or on its books or records, the amount of any drawdowns disbursed by Payee. The record thereof, whether shown on such books or records or on the Grid, shall be prima facie evidence as to all such amounts; provided, however, that the failure of Payee to record any of the foregoing shall not limit or otherwise affect the obligation of the Payor to repay all sums outstanding under the Financing Agreement, together with accrued interest thereon. Payee shall provide Payor a copy of the Grid after each entry thereon; provided, however, failure by Payee to so provide a copy to Payor shall not limit or otherwise affect the obligation of the Payor to repay all advances under the Financing Agreement, together with accrued interest thereon.

This Promissory Note is issued in connection with the Financing and Security Agreement dated of even date herewith (the "Financing Agreement") between Payor and Payee, and is subject to the terms of the Financing Agreement. "Purchase Agreement" shall have the meaning ascribed thereto in the Financing Agreement. Unless and until an event of default has occurred hereunder and / or under the Financing Agreement causing acceleration of payment hereunder, the principal balance of this Promissory Note outstanding from time to time shall be due and payable commencing on the Principal Repayment Date (as defined below), and each payment of principal shall reduce the balance of this Promissory Note accordingly. "Principal Repayment Date" means the first Payment Date that occurs at least 120 days following the conclusion of the Principal Grace Period. "Payment Date" means each May 15 and November 15 of each calendar year, upon which date a payment of interest and/or principal under the Promissory Note is due. "Principal Grace Period" means twelve (12) months following the Initial Drawdown Date. "LIBOR RATE" means the London Inter-Bank Offering Rate reported by Telerate, page 3750, or, if such report is unavailable on the day upon which such reference is required, by Reuters page "LIBO," at approximately 11:00 a.m., London time, two Business Days prior to the Initial Drawdown Date (defined above), and thereafter, two Business Days prior to the first Business Day of each successive Interest Period, which LIBOR Rate shall be applicable until the day prior to the commencement of the next succeeding Interest Period.

Unless and until an Event of Default has occurred causing acceleration of payment, the principal balance of the Promissory Note outstanding from time to time shall be due and payable in eight (8) consecutive and substantially equal semi-annual installments, each installment being due and payable on successive Payment Dates with the first such installment being due and payable on the Principal Repayment Date. The initial principal repayment shall be made together with (i) a cash payment equal to the greater of one-half (1/2) of the Maximum Allowable Down Payment (as such term is defined in the Financing Agreement) and five percent (5%) of the amount shown on each purchase order issued by Payor to Motorola, Inc., a Delaware Corporation, after execution of the Financing Agreement (the "Additional Principal Payment"), which when paid shall reduce the outstanding principal under this Promissory Note by an equivalent amount, plus (ii) accrued and unpaid interest, and thereafter, accrued and unpaid interest shall be payable together with each repayment of principal hereunder. If not paid earlier, all principal and interest shall be due and payable on the first Business Day following the conclusion of the 48th month after the Principal Grace Period.

It shall constitute an event of default hereunder if Payor shall fail to make payment of any installment hereunder when due (and such failure shall continue for a period of thirty (30) business days after written notice from Payee to Payor of such failure), or if any Event of Default shall occur (as defined in the Financing Agreement). Upon the occurrence of any such event of default, the Payee by notice in writing to Payor may declare this Promissory Note to be and all remaining payments shall thereupon forthwith become due and payable without presentment, demand, protest or other notice of any kind to Payor. Payor shall pay all reasonable lawyers' fees and expenses incurred by Payee in collecting any defaulted payments hereunder. Notwithstanding the foregoing, the Payee may waive any such or other event of default. No such waiver shall affect the Payee's rights upon a subsequent event of default.

Each payment of principal, interest and/or delinquency charges required or permitted to be made under this Promissory Note shall be free from and net of all taxes, charges, fees, costs, expenses or duties imposed by any governmental authority of the United States of Pakistan, and if any such governmental authority requires the withholding of any of the foregoing by Payor, Payor shall pay to Payee an additional amount with respect to each payment hereunder such that the amount actually received by Payee shall be the amount which Payee would have received in the absence of such withholding obligation.

Time is of the essence hereof. If any payment is not received when due, Payor agrees to pay to the holder a delinquency charge calculated on the outstanding balance of this Promissory Note at the lesser of one percent (1%) per calendar month, or partial calendar month, or the maximum rate permitted by applicable law, for the term of the delinquency.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any other time. Payor is free to make advance payment or payments in any amount of the then outstanding principal, plus interest thereon at any time during the term of this Promissory Note without any penalty.

This Promissory Note is issued pursuant to the Financing Agreement, to which reference is hereby made for a description of certain events of default and the further rights of the holder to accelerate payment hereof, the conditions upon which the maturity hereof may be accelerated by the Payee, and other terms and conditions upon which this Promissory Note is issued.

This Promissory Note has not been registered under the Securities Act of 1933, as amended, or any similar securities law of any state ("Securities Laws") and Payee and each subsequent holder, by acceptance of this Promissory Note, agrees that no sale, pledge, assignment or other disposition of this Promissory Note will be made or attempted until the Payor has been notified of the manner and circumstances of the proposed transaction and the Payor shall have received an opinion of counsel to Payee, or such subsequent holder, in form and substance reasonably satisfactory to counsel for Payor, to the effect that the proposed transaction may be consummated without having to register this Promissory Note under any of the Securities Laws.

Upon compliance with the above requirements and upon surrender of this Promissory Note at the offices of the Payor, together with an assignment duly executed by the holder hereof, the Payor will execute and deliver in exchange thereof a new note or notes payable to such payee or payees as may be requested, in aggregate principal amount equal to the unpaid principal amount of the surrendered note and of like tenor (but dated the last date to which interest has been paid on the surrendered Promissory Note and excluding any installments for the payment of principal that were paid prior to the issuance of the new note or notes).

All agreements between Payor and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid, or agreed to be paid to the holder hereof, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law, and if from any circumstance the holder hereof shall ever received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Payor. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Payor and the holder hereof.

Until receipt of notice of any assignment and compliance with the provisions for assignment set forth above, Payor may treat Payee as the owner of this Promissory Note for all purposes, including payment of principal, interest and any other amounts payable hereon.

This Promissory Note shall be subject to, governed and construed according to the domestic laws of the State of Illinois, without regard to its provisions on the conflict of laws.

Payor hereby waives diligence, presentment, demand, protest and notice. The non-exercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                                PAKISTAN MOBILE COMMUNICATIONS (PVT.) LTD.


By:                                    By:


Its:                                   Its:


Witnessed By:


1.


2.


                                        GRID
                                 TO PROMISSORY NOTE

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

                                  EXHIBIT E

                               ESCROW AGREEMENT

                              ESCROW AGREEMENT

                                   BETWEEN

               PAKISTAN MOBILE COMMUNICATIONS (PRIVATE) LIMITED

                                     AND

                         MOTOROLA CREDIT CORPORATION

                                     AND

                     ABN AMRO BANK N.V., ISLAMABAD BRANCH

THIS ESCROW AGREEMENT ("this Agreement") made as of the 5th day of March, 1998, by and amongst:

PAKISTAN MOBILE COMMUNICATIONS (PVT) LTD., a company organized under the laws of Pakistan and having its registered office at APTMA House, Tehkal Payan, Jamrud Road, Peshawar, Pakistan ("the Company"); MOTOROLA CREDIT CORPORATION, a Delaware Corporation Incorporated under the laws of the state of Delaware, U.S.A. having its principal place of business at 1 Continental Tower, 1701 Golf Road, Rolling Meadows, IL 60008, U.S.A. ("MCC"), and ABN AMRO BANK N.V., a banking company incorporated under the laws of Netherlands acting through its branch office at Islamabad located at 15 Markaz, F-7, Islamabad, Pakistan ("Escrow Agent").

                                  RECITALS

A. Pursuant to that certain Financing and Security Agreement dated as of March 5, 1998 (as the same may be amended from time to time, the "Financing Agreement"), by and between the Company and MCC, MCC has agreed to finance the purchase of certain cellular infrastructure equipment manufactured by Motorola, Inc., a Delaware corporation, as more particularly described in the Finance Agreement.

B. The Finance Agreement requires MCC and the Company to enter into an escrow agreement as a condition to the closing of the transactions contemplated by the Finance Agreement.

C. The Finance Agreement provides that certain payments due thereunder shall be governed by an escrow agreement among the parties hereto.

D. Escrow Agent has agreed to serve as escrow agent pursuant to the terms and conditions of this Agreement.

E. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Finance Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.   DEFINITIONS

"Approved Loans" means the interest bearing loans and/or mark-up based financing made in favour of the Company including bank debt but excluding loans by shareholders to the Company as per details provided in Schedule (1) hereto, entitled to be serviced from the Service Account in addition to the service of financing by MCC under the Finance Agreement.

"Escrow Account" means the account of the Company established and designated to receive Gross Receipts, denominated in Pakistani Rupees maintained at Escrow Agent's branch office at Islamabad, Pakistan, and administered pursuant to this Escrow Agreement, with the following sub-accounts: (a) Escrow Sub-account and the (b) Opex Account.

"Escrow Sub-Account" means the account established and designated to receive funds from the Escrow Account and divided into various sub-accounts ("Sub-accounts"), as follows: Reserve Account and Service Account.

"Gross Receipts" means all moneys earned and collected by the Company or its assignees or designees in connection with the Cellular Service and deposited with Citibank N.A. Islamabad Branch or any other bank as designated by the Company from time to time, excluding central exercise duties and payments to Pakistan Telecommunications Company Limited ("PTCL") as well as advance/withholding taxes with respect to subscribers, in terms of the Finance Agreement.

"Open Account" means the operating expense account designated in Pakistani Rupees established and maintained at Escrow Agent's branch office in Islamabad funded from the Escrow Account on a quarterly basis, in the amount determined by agreement of the Company and MCC following the Semi-Annual Review for the applicable quarter-annual period for each year and as notified in writing to the Escrow Agent at least 7 (seven) days prior to commencing of each applicable quarter-annual period.

"Payment Date" means each May 15 and November 15 of each calendar year upon which date a payment of interest and/or principal under the Promissory Note is due.

"Promissory Note(s)" means certain promissory note(s) issued by the Company in favour of MCC in connection with the Finance Agreement.

"Reserve Account" means the reserve Sub-Account comprising of two sub-accounts, one denominated in US Dollars ("US$ Reserve Account") and one denominated in Pakistani Rupees ("Rupee Reserve Account") established and designated to receive funds remaining in the Escrow Sub-Account after the Opex Account has been fully funded as required thereby, and to hold an amount equal to six (6) months of interest payments due on outstanding amounts under the Promissory Note (as determined by MCC in good faith, absent manifest error and notified by MCC to the Escrow Agent in writing at least (7) (seven) days prior to the commencement of each quarter-annual period).

"Service Account" means the debt service Sub-Account denominated in Pakistani Rupees, established and designated to receive surplus funds remaining in the Escrow Sub-Account after the Opex Account and the Reserve Account have been fully funded as required thereby, up to a maximum amount equal to the next immediately scheduled principal and interest payments due by the Company under any Promissory Note to MCC as notified to the Escrow Agent in writing from time to time by MCC (with a copy marked to the Company).

2.   ESCROW ACCOUNT, ESCROW SUB ACCOUNTS & OPEX ACCOUNT.

     The Company shall establish hereby and there shall from time to time exist the following accounts (collectively referred to as the "Accounts") established at Escrow Agent's Islamabad Pakistan offices: (a) the Escrow Account, (b) the Escrow Sub-Account and the Sub Accounts (incorporating the Reserve Account and Service Account), and (c) the Opex Account. The
Accounts, which shall include any interest or other income earned thereon and on any other amounts in the Accounts from time to time, shall be held, distributed, invested and disposed of by the Escrow Agent for the benefit of the parties pursuant to the terms and conditions hereof. It is understood and agreed that all instruction regarding the Accounts shall be administered by Escrow Agent's Islamabad Branch office, however the Escrow Agent's Chicago Illinois Branch will provide cooperation for facilitating ease of communication of instructions to and from the Escrow Agent's Branch office at Islamabad, Pakistan. The Accounts are being established to provide a source of funds from which the Company may draw to make payments due to MCC in connection with the Finance Agreement and the Promissory Note. The title to the Accounts shall be held by the Company, provided, however that the Reserve Account and Service Account shall be pledged and assigned to MCC as collateral security for the Finance Agreement, as set forth in this Agreement.

     (i) The Company shall ensure that all Gross Receipts shall be credited into the Escrow Account on a weekly basis (on each Friday of the week) and that the Gross Receipts so deposited in the Escrow Account are clear funds belonging to the Company, free from encumbrance or charge (except to the extent provided in the Finance Agreement and this Agreement). The Escrow Agent shall not have any direct or indirect responsibility to ensure collection of deposit of the Gross Receipts into the Escrow Account and the obligation of the Escrow Agent shall apply to the amount/funds deposited in the Escrow Account;

     (ii) Following deposit of Gross Receipts into the Escrow Account, Escrow Account funds shall be deposited first into the Opex Account on a quarterly basis, in the amount determined by agreement of the Company and MCC following the Semi-Annual Review for the applicable quarter-annual period for each year and as notified in writing jointly by MCC and the Company to the Escrow Agent, at least 7 (seven) days prior to commencing of each applicable quarter-annual period. The amount to be deposited in the Opex Account shall be the Pakistani Rupees equivalent of the US Dollar amount notified to the Escrow Agent, calculated at the rate of exchange applicable on the commencement of the relevant quarter -- annual period.

     (iii) Funds in the Opex Account shall be free from any pledge/assignment/security interest of MCC; the Funds shall be promptly available to the Company to meet its current operating expenses; and the Company shall be solely entitled to issue instructions in this behalf.

     (iv) After the Opex Account has been fully funded as required above, from the Escrow Account funds will be deposited to the Reserve Account in an amount equal to six (6) months of interest payments immediately due on outstanding amounts under any Promissory Note, as determined by MCC in good faith, absent manifest error and notified by MCC to the Escrow Agent in writing at the time of execution of this Agreement and thereafter, as per clause 2 (ii) above, from time to time with a copy to the Company;

     (v) After the Opex Account and the Reserve Account have been fully funded as required above, all surplus funds remaining in the Escrow Account shall be deposited in the Service Account up to a maximum amount equal to the next immediately scheduled principal and interest payments due by the Company under any Promissory Note to MCC as notified in writing to the Escrow Agent by MCC as per clause 2 (ii) above (with a copy marked to the Company).
             The funds to be deposited in the Service Account will be deposited in Pakistan Rupees. The Escrow Agent will on a weekly basis, accrue sufficient Pakistan Rupees (if required) so that a sufficient amount of US Dollars will be available (by purchase form the State Bank of Pakistan at the then prevailing official rate of exchange) against the Pakistani Rupee funds available in the Service Account to effect the debt service payments to MCC on the relevant Payment Date.

     (vi) In the event that after the Opex Account, the Reserve Account and the Service Account are all fully funded as required in accordance with the terms of this Agreement, any surplus amount available in the Escrow Account or any Escrow Sub-Account shall be made available to the Company by credit to a corporate account of the Company established and maintained with the Escrow Agent, which account will be freely operated by the Company and shall not be the subject of any escrow arrangement, change or pledge of MCC.

     (vii) The funds to be deposited in the Reserve Account will be first deposited in the Rupee Reserve Account. The funds deposited in the Rupee Reserve Account will, as soon as practical and in coordination with the Company, and in any event no later than seven business days from the date of deposit of the funds, subject to availability and legal permissibility, be converted into US Dollars at the prevailing market rate of exchange and deposited into the U.S.$ Reserve Account. At the time of any payments required to be made from the Reserve Account in terms of the Agreement, the US Dollar funds will be converted back into Pakistani Rupees at the then prevailing market rate of exchange for purchase of Pakistani Rupees against US Dollars and the Pakistani Rupee funds will be credited/deposited to the Rupee Reserve Account prior to making payments as required. The conversion of Rupee funds in the Rupee Reserve Account into US$ funds to be deposited in the US $ Reserve Account and the re-conversion of the US$ funds into Pakistani Rupees will be arranged through third party brokers by purchase from the open market at the best rates of exchange offered to the Escrow Agent and in coordination with the Company. The Escrow Agent will be solely authorized and empowered to negotiate and agree to the rate(s) of exchange for such purpose as the agent of the Company and neither the Company nor MCC shall have any objection or claim in respect of such rates at which the conversion is implemented and the Escrow Agent shall have no liability or obligation in respect of the rate of exchange or the performance or otherwise of the third party brokers employed for purposes of this clause.

     (viii) The Escrow Agent shall not be obliged to and shall not take any action to implement any deposits or payments in respect of the Accounts; (a) unless and until it has received proper advice and notice as and when required to be given to the Escrow Agent, in terms of this Agreement; or (b) unless such action is otherwise expressly required to be taken in terms of this Agreement; or
             (c) unless such action is considered necessary or advisable in the reasonably opinion of the Escrow Agent to protect the interest of the Escrow Agent.

     (ix) Each of the Accounts will be established, maintained and operated in terms of this Agreement, subject to and be governed by the laws and practice applicable in Pakistan to such accounts maintained by branches of foreign incorporated banks operating in Pakistan and the Rules and Regulations (to the extent such Rules and Regulations are not inconsistent with the terms of this Agreement) as applicable to accounts maintained by customers of the Escrow Agent in Pakistan (as modified from time to time and subject to such modifications being notified to MCC and the Company), which have been read and understood by each of the Company and MCC. The performance of the obligations of the Escrow Agent in relation to the Accounts shall be so construed and governed.

3.   INTEREST/PROFIT

     Interest or profit (if any agreed to be paid by the Escrow Agent) earned on the funds held in the Accounts (excluding the Opex Account) shall be credited to the Escrow Agent, and thereafter to Escrow Sub-Account, and Sub-accounts in the same order and to the same extent as Gross Receipts.

4.   PAYMENT PROCEDURES

     (i) At least 30 (thirty) days prior to a Payment Date, MCC will submit an invoice (substantially in the form of invoice provided in Schedule (2) hereto) to the Escrow Agent and the Company, prepared in accordance with the Financing Agreement and reflecting the amounts due on the immediately next scheduled Payment Date and the Escrow Agent shall pay the invoice amount on the Payment Date, to MCC the required payment by wire transfer to the address set forth on such invoice, from the Service Account and in the event of shortfall, to the extent required from the Reserve Account, subject to the availability of such funds in the Reserve Account. Notwithstanding the foregoing, the Company may, from time to time, upon its request in writing to MCC at least ten (10) days prior to a particular Payment Date, with MCC's prior written consent, not be unreasonably withheld, elect to make payment of amounts due under any Promissory Note, directly to MCC, and MCC, in such event, agrees not to draw on the Accounts for such payment. The Escrow Agent is authorized by the Company to effect payment in accordance with the invoice of MCC, which shall be deemed to be conclusive evidence of the amount payable by the Company to MCC. The payments will be made to MCC by conversion of the funds in the Service Account (and to the extent of shortfall if any, from the Reserve Account) into US Dollars, subject to SBP making US dollar funds available for repatriation to MCC at the official rate of exchange. It will be the sole responsibility of the Company to provide all the necessary documents to the Escrow Agent, required for approvals form the SBP, for the repatriation of said payments at least 28 calendar days before the Payment Date. The Company will also copy a set of these documents to MCC simultaneously. The Escrow Agent undertakes to ensure that the documents are submitted to the SBP within a period of 10 calendar days of the receipt of documents. In the event the Escrow Agent fails to do so, all cost, losses or charges incurred by the Company or MCC as a direct result of such failure shall be for the account of the Escrow Agent.

     (ii) At least 30 (thirty) days prior to any due date for payment of interest/profit/mark-up or principal in respect of Approved Loans, the Company shall notify the Escrow Agent and MCC in writing, of amounts required to be paid along with details of the Lender, break-up of principal and interest/profit/mark-up and the due date for payment substantially in the form of advance provided in Schedule (3) hereto ("the Approved Loan Payment Advice"). Unless notice is received in writing from MCC by the Escrow Agent, countermanding the Approved Loan Payment Advice at least 10 (ten) days prior to the date of payment, stating that as per determination of MCC, a breach under the Finance Agreement will occur if such payment is made; the Escrow Agent will make payment in accordance with the Approved Loan Payment Advice from the Service Account. In case of any shortfall in the Service Account, funds in the Reserve Account will only be utilized if and to the extent that written waiver is issued by MCC in favour of the Company for doing so and such waiver is notified to the Escrow Agent prior to the due date of payment in accordance with the Approved Loan Payment Advice.
             The Escrow Agent is authorized to effect payment in accordance with the Approved Loan

             Payment Advice, which shall be deemed to be conclusive evidence of amounts payable in respect of the Approved Loans.

5.   TERMINATION OF ESCROW AGREEMENT.

     When the following occurs, this Escrow Agreement shall terminate: MCC shall have notified the Escrow Agent in writing that all of the Company's obligations to MCC under the Finance Agreement have been fully satisfied, whereupon MCC shall, release its pledge, lien and security interest on the Reserve Account and Service Account and the Escrow Agent shall pay any remaining moneys held in the Escrow Accounts as per the order of the Company.

6.   INVESTMENT OF ACCOUNTS.

     The funds in the Reserve Account and the Service Account shall be invested, and shall thereafter be reinvested from time to time, by the Escrow Agent, acting without further instructions, in profit sharing/interest bearing accounts of the Escrow Agent; unless specific instructions in writing are received from the Company from time to time; subject to such investments not exceeding 7 (seven) days in tenor on each investment; and subject further that the investments would be in relation to any one or more accounts/deposit schemes of the Escrow Agent. All incomes earned on investment of the Reserve Account and the Service Account, shall be added to and become part of the Accounts; credited to the Escrow Account and thereafter distributed in the same manner as Gross Receipts, in terms of this Agreement. The Escrow Agent shall furnish reports concerning the Accounts (including interest and other income earned thereon) to the Company and MCC on a monthly basis.

7.   LIABILITY OF ESCROW AGENT.

     (i) Subject to clause 4(i) above, the Escrow Agent shall not be responsible or liable for any act or failure to act on its part or on the part of its agents or employees except in the case of its or their gross negligence or willful misconduct or bad faith, in which case the maximum liability of the Escrow Agent will not under any circumstances exceed the lessor of (a) the amount of actual direct loss suffered by MCC and/or the Company or (b) the amount of shortfall of funds in the Escrow Account; resulting from the gross negligence, willful misconduct or bad faith. The Escrow Agent shall not be bound in any way by any agreement between the Company and MCC (whether or not the Escrow Agent has knowledge thereof), including without limitation the Finance Agreement, and Escrow Agent's only duties and responsibilities shall be to hold distribute, invest and dispose of the Accounts in accordance with the terms of this Agreement. Escrow Agent hereby expressly waives any right or interest in or to the Accounts;

     (ii) The Escrow Agent shall not be responsible or liable for ensuring the genuineness or accuracy of any instructions, notice or communications received or delivered to the Escrow Agent, including but not limited to instructions, notice or communications received by telecopy/facsimile and shall be entitled to assume such to be correct and genuine if purporting to emanate from the Company and/or MCC, provided the Escrow Agent has acted reasonably and in good faith;

     (iii) The Escrow Agent shall not be responsible for failure to implement any instructions which are ambiguous, vague or incomplete in any respect and/or considered to be unauthorized or non-genuine by the Escrow Agent and in such case the responsibility of the Escrow Agent will be limited to notifying the Company and MCC to this effect, within 5 (five) business days of receiving such ambiguous, vague or incomplete instructions.

     (iv) The Escrow Agent shall not be responsible or liable for failure or delay in implementing any terms of this Escrow Agreement or any instructions pursuant hereto, on account of reasons beyond the control of the Escrow Agent, including but not limited to a strike, act of terrorism, natural calamity, war, break-down of economic and financial machinery in Pakistan, change of law relating to foreign exchange regulation; change of law relating to foreign currency accounts; administrative or regulatory action, breakdown in computer network systems and any other force majeure event occurring or existing, provided the Escrow Agent shall notify MCC and the Company of the reason for failure or delay in implementing the terms of this Escrow Agreement as soon as practical after occurrence of the relevant event;

     (v) The Escrow Agent shall not be responsible or liable for any losses resulting in relation to the Accounts, on account of exchange rate fluctuations or the nonavailability of US Dollar funds for implementing the terms of this Agreement.

8.   GRANT OF SECURITY INTEREST; DEFAULT

     The Company hereby grants to MCC a pledge, charge, lien of and security interest in the Reserve Account and the Service Account. Upon receipt of a written notice form MCC that an Event of Default (as such terms defined in the Finance Agreement) has occurred, the Escrow Agent is hereby authorized, empowered and directed, immediately to transmit by wire transfer, all funds remaining in the Reserve Account or the Service Account to MCC as set forth on such notice, stated to be the outstanding amount due and payable by the Company to MCC in respect of any Promissory Note and/or under the Finance Agreement and upon such payment the surplus funds remaining, if any, shall be available to be utilized or withdrawn by the Company. The Company has assured the Escrow Agent that all requisite permissions (if any) for granting the security interest in favour of MCC will be obtained and will be subsisting during the tenor of the Agreement.

9.   RELIANCE BY THE ESCROW AGENT.

     (i) In performing its duties hereunder, the Escrow Agent may relay on written statements furnished to it by any authorized executive officer of MCC or the Company. The Escrow Agent may act or refrain from acting hereunder with respect to any matter referred to herein in reliance upon and with the advice of counsel selected by the Escrow Agent (without being obliged to take such advice) and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel. The Escrow Agent shall further be authorized to file and institute any legal proceedings before any competent court for seeking any directions or declarations, should such action/proceedings be required or advisable in the reasonable opinion of counsel, the Company hereby undertakes to indemnify the Escrow Agent against and in respect of all such costs of legal advice and/or legal proceedings, and each of MCC and the Company authorize the Escrow Agent to recover such costs to the debit of any of the Accounts (other than the Reserve Account).

     (ii) In performing its duties hereunder, the Escrow Agent has relied upon and each of MCC and the Company, in respect of itself, has represented and warranted to the Escrow Agent that the establishment and maintenance of the Accounts and the execution and performance of the terms of this Agreement have been duly authorized by appropriate corporate actions of each of MCC and the Company respectively and will not violate any law, regulation, charter or terms of any contract or judgment applicable to the Company or MCC and further that any consent or approval, if required for such purpose have been obtained and are subsisting including but not limited to the approval of the State Bank of Pakistan for remittance of amounts in US Dollars for payment of amounts due to MCC in respect of the Promissory Note(s) and the Finance Agreement.

10.  CHARGES OF THE ESCROW AGENT:

     The charges of the Escrow Agent in connection with this Escrow Agreement are set forth in Schedule (4) hereto. Such charges have been agreed to be borne and paid by the Company, and the Escrow Agent is authorized to recover the charges by debit, after raising an invoice to the Company at least 5 business days in advance, to the Escrow Account or any other Account (except for the Reserve Account) without seeking prior permission of either MCC or the Company. All payments of charges to the Escrow Agent shall be subject to deductions, if any required by any applicable law in Pakistan.

11.  NOTICES.

     All notices, replies, requests, reports, or other communications required or permitted under this Escrow Agreement shall be in writing, effective upon receipt, or upon confirmation of the recipient's refusal of delivery, and shall be transmitted by

(a) reputable overnight courier, (b) telecopy with telephone confirmation of receipt; or (c) registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


     If to MCC, at:               Motorola Credit Corporation
                                  Attention:
                                  1 Continental Tower
                                  1701 Golf Road
                                  Rolling Meadows, IL  60008

                                  Attention:  Director, Global Finance
                                  Cellular Infrastructure Group
                                  Telephone No: (847) 435-7114
                                  Telecopy No:  (847) 435-7209

     If to the Company, at:       Pakistan Mobile Communications (Pvt) Ltd.
              with copy to:       12th Floor, UBL Building Blue Area,
                                  Islamabad, Pakistan,
                                  Attention:  Executive Director (Finance)

                                  Phone no. (9251) 273984
                                  Fax No.:  (9251) 273991

     If to Escrow Agent, at:      ABN AMRO Bank N.V., Islamabad Branch
                                  15 Markaz F-7 Islamabad, Pakistan.

                                  Attention:  The Manager
                                  Phone No.:  (9251) 111-11-22-33/277051
                                  Fax No.:    (9251) 277050

12.  SUCCESSION OF ESCROW AGENT.

     (i) The authority of the Escrow Agent may be withdrawn and a successor escrow agent appointed at any time by a notice of such withdrawal and appointment, including notice of the effective date thereof, signed by the Company and MCC.

     (ii) The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice of such resignation to the Company and MCC, specifying the date upon which such resignation shall take effect, provided that such date shall be not less than 45 days from the date such notice is given or received in accordance with Section 11 hereof. It is agreed that prior to the resignation becoming effective, the Escrow Agent shall procure consent in writing of a replacement escrow agent, acceptable to MCC and the Company to act as a successor of the Escrow Agent. It is agreed that MCC and the Company shall not refuse acceptance of the replacement escrow agent unreasonably and without assigning any reason for such non-acceptability so long as the replacement escrow agent is a scheduled foreign banking company operating in Pakistan.

     (iii) Upon the removal or resignation of the Escrow Agent, the Escrow Agent shall transfer the funds in the Accounts and deliver any and all records and files relating to the Accounts (to the extent permissible to be delivered under law) and a copy of the Escrow Agreement to the successor escrow agent designated by MCC and the Company, which has accepted the terms of this Escrow Agreement. Upon such transfer and delivery, the Escrow Agent shall stand fully discharged, release and absolved from all obligations under this Agreement or any matter arising therefrom (except as to matters arising prior to the date of such transfer and notified by MCC or the Company to the Escrow Agent not later than 60 (sixty) days from the effective date of such transfer).

13.  ASSIGNMENT.

     This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their perspective successors and assigns; provided, however, that the Company may not assign its interest in this Escrow Agreement, in whole or in part, without the written consent of MCC and the Escrow Agent.

14.  COMPLETENESS OF AGREEMENT.

     This Escrow Agreement and other documents referred to herein represent the entire agreement among the parties with respect to the subject matter hereof and the same shall not be considered as modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

15.  AMENDMENT.

     This Escrow Agreement shall not be amended or modified except by an instrument in writing signed by each of the parties hereto, and reciting that the parties thereby intend so to amend or modify this Escrow Agent.

16.  CAPTIONS.

     The captions in this Escrow Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

17.  GOVERNING LAW.

     This Escrow Agreement shall, subject to the provisions of clause 2(ix) above, be governed by and construed in accordance with the laws of the State of Illinois, U.S.A. and the courts in the State of Illinois, U.S.A. shall have non-exclusive jurisdiction in respect of any matter or dispute concerning or arising out of this Agreement. It is clarified that this clause shall not prejudice the right of the Escrow Agent, MCC or the Company to bring any proceedings in the Courts of Pakistan against the Company or MCC. MCC hereby expressly submits to the jurisdiction of the courts at Pakistan and appoints Motorola Emerging Markets, Cellular Infrastructure Division, Pakistan Liaison Office, 7, Eden Center, 43, Jail Road, Lahore, Pakistan as its agent for service of process in Pakistan. The Company appoints CT Corporation System of 1633 Broadway, New York, NY 10019, U.S.A. as its agent for service of processes in Illinois, U.S.A. The Escrow Agent appoints its branch office in Chicago Illinois, located at 135, South LaSalle Street, Chicago, IL 60603 acting through the Manager as its agent for service of process in Illinois, U.S.A.

18.  LITIGATION COSTS AND EXPENSES.

     In any litigation between the Company and MCC arising out of or relating to this Escrow Agreement or a breach hereof, each of MCC and the Company shall bear its own costs and expenses incurred in connection with such litigation, including actual attorney's fees and expenses. The parties agree that the Escrow Agent shall not be a necessary party to such litigation, not directly arising out of acts or omissions of the Escrow Agent. In case of the Escrow Agent being made party to such litigation, or being required to obtain legal advice for responding to any notice or claim by the Company or MCC, the Escrow Agent shall be fully indemnified for any costs, charges or consequences arising thereof and the Escrow Agent shall be authorized to recover such amount and costs to the debit of any of the Accounts (except the Reserve Account).

19.  INDEMNITY FAVOURING ESCROW AGENT:

     The Company agrees and undertakes to indemnify the Escrow Agent, its employees, officers and agents against any loss, costs, penalties, consequences or litigation arising out of any claim, objection or proceedings related to the Accounts or this Escrow Agreement by any third party (including any Government or quasi-Government body, department or authority) which the Escrow Agent may suffer or incur as a consequence of entering in this Agreement or by virtue of performing the terms of this Escrow Agreement. The Company will indemnify the Escrow Agent against and in respect of any expenses, costs, disbursements, or other out goings in respect of travelling, faxes, telephone calls, courier services, expert advice, brokerage services, and any other incidental costs pertaining to or arising out of the performance of the obligations of the Escrow Agent under this Agreement or relating to the Accounts. The Escrow Agent is authorized to debit the Escrow Account or any other Account (except the Reserve Account) for recovery of amounts in terms of this clause with only a prior notice of five working days to the Company the documentary evidence of such deduction.

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed as of the day and year first above written.


                                     PAKISTAN MOBILE
                                     COMMUNICATIONS (PVT.) LTD.

                                         By:

                                         Its:    President

                                         By:

                                         Its:    Executive Director Finance

                                     MOTOROLA CREDIT CORPORATION

                                         By:
                                              M.E. Atkins
                                              Attorney-in-Fact

                                         Its:

                                     ABN AMRO BANK N.V., ISLAMABAD
                                     BRANCH

                                         By:

                                              EMAAD A. SIGGIQVI
                                              Vice President & Corporate Bank
                                              Head
                                              ABN-AMRO BANK N.V.
                                              Islamabad

WITNESSES

1.

2.

                                  SCHEDULE (1)
                            DETAILS OF APPROVED LOANS

1. Agreement with Citibank International plc., London for a Long Term loan of US $15,000,000.00

2. Agreement with Citibank N.A. Islamabad for Running Finance Facility of up to Rs. 84,000,000.00

3. Financing Agreement with Saudi Pak Industrial and Agricultural Investment Company (Pvt.) Limited, Islamabad for Short/Medium Term Loan of Rs. 881,000,000.00

4. Agreement with SAIF Telecom (Pvt.) Ltd. for a long term shareholder loan of Rs. 44,182,716.00

5. Agreement with Motorola International Development Corporation for a long term shareholder loan of US $3,658,623.00

6. Agreement with International Wireless Communications (Pakistan) Limited for a long term shareholder loan of US $7,157,487.00

7. Agreement with Motorola International Development Corporation for a long term shareholder loan of US $3,382,568.00

8. Agreement with International Wireless Communications (Pakistan) Limited for a long term shareholder loan of US $6,617,432.00

                                 SCHEDULE (2)
                           FORM OF PAYMENT ADVICE
                            FOR PAYMENTS TO MCC
                             UNDER CLAUSE 4(I)

                                                            Date: {__________}


To

(1)  ABNAMRO Bank N.V.
     Islamabad Branch
     15 Markaz F-7
     Islamabad
     Pakistan

(2)  Pakistan Mobile Communications (Pvt.) Ltd.



Dear Sirs,

INVOICE FOR PAYMENT UNDER CLAUSE 4(i) OF ESCROW AGREEMENT DATED {___________}.

Please effect payment as per following details:

 (a)    Invoice Number:                    {________}
 (b)    Payment Amount:                    {________}
 (c)    Payment Value Date:                {________}
 (d)    Remittance by wire transfer to:    {________}


We confirm that this invoice has been drawn in accordance with and the amounts stated above are due and payable to us in terms of the Finance Agreement dated {_______} between Pakistan Mobile Communications (Pvt) Limited and ourselves.

For and on behalf of
Motorola Credit Corporation


By:
   Authorized Signatory

                                     SCHEDULE (3)
                         FORM OF APPROVED LOAN PAYMENT ADVICE
                                  UNDER CLAUSE 4(ii)

                                                           Date: {__________}

To

ABN AMRO Bank N.V.
Islamabad Branch
15 Markaz F-7 Islamabad
Pakistan.

Copy to:
Motorola Credit Corporation


Dear Sirs,

APPROVED LOAN PAYMENT ADVICE FOR PAYMENT ON INTEREST/PROFIT/MARK/PRINCIPAL IN RESPECT OF APPROVED LOANS IN TERMS OF CLAUSE 4(ii) OF THE ESCROW AGREEMENT DATED {___________}.

Please effect payment as per following details:

 (a)     Payment Notice Number:                          {_______}
 (b)     Payment Amount:                                 {_______}
         Principal amount:                {_______}
         Mark-up/profit/interest:         {_______}
 (c)     Name of Lender/Creditor:                        {_______}
 (d)     Payment value date:                             {_______}

We confirm that the above payment is due and payable in respect of an Approved Loan as per details provided in Schedule (1) to the Escrow Agreement.

For and on behalf of
PAKISTAN MOBIL COMMUNICATIONS (PVT) LTD


By:
    Authorized Signatory

                                   SCHEDULE 4

                      FEES AND CHARGES OF THE ESCROW AGENT

The Escrow Agent shall be paid by the Company, a fixed annual fee in advance in the sum of USD 12,000.00 (United States Dollars Twelve thousand only) equivalent Pakistan Rupees ("Annual Fee") payable on the date of signing of the Escrow Agreement and thereafter on each anniversary thereof.

In the event that the Escrow Agent has not received the Annual Fee within 5
(Five) business days of the due date for payment of such Annual Fee, the Escrow Agent will be authorized to deduct any Escrow Account (except the Reserve Account) with the amount of such Annual Fee.

In addition to the Annual Fee, the Company will reimburse the Escrow Agent for all disbursements and out-of-pocket expenses incurred in relation to the provision of the services of the Escrow Agent in terms of the Escrow Agreement, including charges for fax, telephone, courier, travel, legal and other incidental expenses ("Disbursements"). The Disbursements will be billed to the Company for reimbursements on a quarterly basis, providing particular/break-up of the constituents of the bill. If payment is not made to the Escrow Agent within 5 (Five) business days from the submission of the bill, the Escrow Agent will have the authority to debit any Escrow Account (except the Reserve Account) obligations of the Escrow Agent under this Agreement or relating to the Accounts. The Escrow Agent is authorized to debit the Escrow Account or any other Account (except the Reserve Account) for recovery of amounts in terms of this clause with only a prior notice of five working days to the Company the documentary evidence of such

                                    EXHIBIT F

                              STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT ("Agreement") is made and entered into this 5th day of March, 1998, by and between International Wireless Communications, a Mauritius Company ("Pledgor"), and Motorola Credit Corporation ("MCC"), a Delaware corporation:

     A. Pledgor is a stockholder of Pakistan Mobile Communications (Pvt.) Ltd., a company organized under the laws of the government of Pakistan (the "Company");

     B. Pledgor acknowledges and agrees that Pledgor will benefit from the financing provided by MCC to the Company pursuant to the Financing and Security Agreement of even date herewith (the "Financing Agreement");

     C. Pursuant to the terms of, and as a condition precedent to funding under, the Financing Agreement, Pledgor has agreed to pledge certain of the capital stock of the Company held by Pledgor to MCC to be held as collateral security for Company's performance of its obligations under the Financing Agreement;

     D.   MCC and Pledgor desire to set forth the terms of such pledge; and

     E. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and the receipt of which is hereby acknowledged the Pledgor hereby makes the following assignments, representations, and warranties to MCC in order to induce MCC to enter into the Financing Agreement and make loans thereunder, the parties agree as follows:

1. Obligations Secured. This Agreement is made in order to secure (i) the prompt and complete payment and performance of Company's obligations and indebtedness arising under or in connection with the Financing Agreement, the Promissory Note and/or other agreements delivered in connection with the Financing Agreement, including without limitation, principal, interest, premium, charges, delinquency charges, fees, assessments, costs and future advances, whether direct or indirect, contingent or absolute, or matured or unmatured, and all other amounts owed at any time to MCC by Company; provided that the maximum amount of such obligations and indebtedness secured hereby shall be the amount that is sixty-six percent (66%) of the outstanding principal amount under the Financing Agreement at any time and from time to time, not to exceed an amount agreed by the parties (the "Secured Amounts"), plus (ii) any costs and expenses, now or hereafter existing, that may be incurred by MCC in connection with the enforcement of this Agreement, the protection of MCC's rights hereunder or the realization on the security provided for by this Agreement, all of the foregoing being referred to herein as the "Secured Obligations."

2. Pledge of Collateral. In order to secure the due and punctual payment of the Secured Obligations, Pledgor hereby pledges, assigns, transfers, sets over and delivers to MCC and hereby grants to MCC a first priority security interest in all of Pledgor's right, title and interest in and to the following, whether now owned or hereafter acquired;

2.1 7,383,757 (seven million three hundred and eighty three thousand, seven hundred and fifty seven) ordinary shares of Rs. 10 per share of the Company owned by Pledgor, plus any additional shares of Company (if any) hereafter pledged by Pledgor to MCC, which additional shares shall become subject hereto upon execution of an amendment hereto by the parties referencing such additional stock, having a Market Value (as defined below) of an amount agreed by the parties in the aggregate or as proximate thereto as possible (collectively, the "Shares"), ("Market Value" means, with respect to the stock pledge described herein, the per share value determined by dividing an amount agreed by the parties by the number of issued and outstanding shares of the Company.);

2.2 all subscriptions, warrants and other rights or options issued to or exercisable by Pledgor with respect to the Shares;

2.3 all other property which may be delivered and pledged to MCC pursuant to the terms of this Pledge Agreement, including without limitation any certificates or instruments representing or evidencing such property;

2.4 subject to the provisions of Section 5 hereof, all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares and other property referred to in Section 2.3;

2.5 subject to the provisions of Section 5, all rights and privileges of Pledgor with respect to the Shares, and the other property referred to in 2.3, and all proceeds of any of the foregoing and any property of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

2.6 all proceeds of any of the foregoing, without prejudice to the Pledgor's rights to retain dividends and other distributions in accordance with clause
5.1.2 below,

All items referred to in this Section 2 being hereinafter collectively called the "Collateral" and all securities constituting a part of the Collateral, including without limitation the Shares, being hereinafter collectively called the "Pledged Securities." Notwithstanding anything to the contrary set forth herein, MCC's rights against Pledgor hereunder shall be expressly limited to the Collateral, and Pledgor shall not be required to pledge any additional Collateral in excess of the Secured Obligations.

3. Delivery of Collateral: Certificates Representing Shares and Other Common Stock. If any of the Pledged Securities at any time are evidenced by certificates or instruments, all such instruments and certificates shall be promptly delivered to MCC (effective as of and from the execution of this Agreement), in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to MCC. All other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by Pledgor in blank and such other instruments or documents as MCC may reasonably request.

4. Record Ownership of Pledged Securities. Pledgor shall remain the record owner of the Pledged Securities, and Pledgor will promptly give MCC copies of any notices or other communications received by Pledgor with respect to Pledged Securities registered in the name of Pledgor.

5.   Voting Rights: Dividends, Etc.

5.1 So long as the Pledged Securities have not been sold to satisfy the Secured Obligations:

5.1.1 Pledgor shall be entitled to exercise voting and/or other consensual rights, including waivers, ratifications, and powers accruing to the owner of the Pledged Securities or any part thereof for any purpose which is consistent in all material respects with the terms of this Agreement and the Financing Agreement and would not materially adversely affect the Collateral; provided, however, that Pledgor shall not be permitted to exercise or refrain from exercising any such right or power if such action or failure to take such action would result in an Event of Default; and

5.1.2 To the extent expressly permitted by, and subject to the terms of, the Financing Agreement, Company shall be permitted to pay, and Pledgor shall be entitled to receive and retain, cash profits, if any, earned in Company, and dividends or other distributions paid on the Pledged Securities in the ordinary course of its business. Any and all property, return of capital, capital surplus or paid-in surplus made on or in respect of any Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, or received in exchange for any Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which Company may be a party, or otherwise, shall be and become part of the Collateral, and if received by Pledgor, shall not be commingled by Pledgor with any of Pledgor's other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of MCC and shall forthwith be delivered to MCC in the same form as so received, with any necessary endorsements, to be held or disbursed subject to the terms of this Agreement.

5.2 Upon notice from MCC to Pledgor that an Event of Default has occurred, all distributions on the Pledged Securities shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall not be commingled by Pledgor with any of Pledgor's other funds or property but shall be held separate and apart therefrom, shall be held in trust by Pledgor for the benefit of MCC for the uses set forth herein and shall forthwith be delivered to MCC in the same form as received, with any necessary endorsements, to be held or disbursed subject to the terms of this Agreement.

5.3 Following notice from MCC to Pledgor that an Event of Default has occurred, any and all money and other property paid over to or received by MCC and retained by MCC pursuant to the provisions of this Section 5 shall be additional Collateral hereunder and shall be applied in accordance with the provisions hereof.

5.4 Following notice from MCC to Pledgor that an Event of Default has occurred, Pledgor shall not receive or accept payments, distributions or transfers of property from Company in respect of the Pledged Securities. Any payments received by Pledgor in respect of the Pledged Securities shall not be commingled by Pledgor with any of Pledgor's other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of MCC and shall forthwith be delivered to MCC in the same form as so received, with any necessary endorsements, to be applied to the Secured Obligations, in such order as MCC shall determine in its sole discretion, reasonably exercised.

6. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants to MCC as follows:

6.1 Pledgor owns all the Pledged Securities free and clear of any liens, encumbrances or security interests over them those in favor of MCC created hereby and the restrictions created by the Amended and Restated Shareholders Agreement dated as of August 13, 1997 (the "Shareholders Agreement"). The security interest granted to MCC hereunder is a valid first lien upon and security interest in the Collateral. Upon the delivery of the Pledged Securities to MCC, MCC shall have a perfected, first-priority security interest in all the Collateral, subject to no other liens, encumbrances, or restrictions other than those contained in the Shareholders Agreement. No security agreement, financing statement, equivalent security of lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except as may have been or will be filed in favor of MCC pursuant to this Agreement, which financing statements and the jurisdictions where the same have been filed are set forth on
Schedule I attached hereto.

6.2 Pledgor has all requisite power and authority to pledge and grant a security interest in the Collateral in the manner and for the purposes contemplated by this Agreement. With the written consent of the other shareholders of the Company, which has heretofore been obtained by Pledgor, the execution, delivery and performance of this Agreement by Pledgor will not violate any contractual obligation of Pledgor. All Pledged Securities owned by Pledgor have been duly authorized and validly issued, and are fully paid and non-assessable, and are not now subject to, and shall not hereafter become subject to, any options to purchase (except as otherwise required in the Company's Articles of Association), voting trusts, stock restriction agreements, or similar rights of the Company or any other Person, other than those contained in the Shareholders Agreement. Pledgor is not and will not become a party to or otherwise bound by any agreement which restricts in any manner the transfer of the Pledged Securities or the rights of any present or future holder of any of the Pledged Securities with respect thereto, other than the Shareholders Agreement.

6.3 No contractual obligation of Pledgor at present materially adversely affects, or, insofar as Pledgor may reasonably foresee may so affect, the ability of Pledgor to perform Pledgor's obligations under this Agreement. Pledgor is not in default under or with respect to any contractual obligation that could be materially adverse to the assets (taken in the aggregate) or financial condition of Pledgor, or which could materially and adversely affect the ability of Pledgor to perform Pledgor's obligations under this Agreement. No litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of Pledgor, is threatened, against Pledgor or in any of Pledgor's properties (a) with respect to this Agreement, or (b) which, if determined adversely to Pledgor, could have a material adverse effect on the assets (taken in the aggregate) or financial condition of Pledgor or the ability of Pledgor to perform Pledgor's obligations under this Agreement.

6.4 Pledgor covenants to notify MCC within 10 days after Pledgor changes Pledgor's address from that set forth below. Pledgor shall within such 10-day period file such documents, at Pledgor's sole expense, and take all other steps necessary to ensure that MCC shall at all times have a perfected, first-priority security interest in the Collateral, subject to no other liens, encumbrances, or restrictions. Pledgor shall promptly deliver to MCC proof that all such steps have been taken.

6.5 The representations and warranties contained in this Section 6 are deemed to be repeated by the Pledgor at the time of each delivery of Pledged Securities to MCC.

7. Remedies upon Default. If an Event of Default should occur and is continuing, MCC may exercise all rights of a secured party under the State of Illinois, United States of America, Uniform Commercial Code and any other applicable law and, in addition, MCC may, without being required to give any notice, except as may be required by mandatory provisions of law, sell the noncash collateral, or any part thereof, at public or private sale or at any brokers board or on any securities exchange, for cash, upon credit or for future delivery, as MCC may deem commercially reasonable and apply the proceeds thereof towards payment of the Secured Obligations. MCC shall not be obligated to make any sale of Collateral to a third party if it determines nor to do so, regardless of the fact that notice of sale may have been given. In the event the proceeds from a sale of the Collateral exceed the amounts outstanding in respect of the Secured Obligations, any such excess shall be promptly transmitted by MCC to Pledgor following MCC's sale of the Collateral, whether the Collateral is sold to MCC or a third party.

8. Pledgor's Sale of Collateral. Pledgor shall not pledge, encumber, sell, transfer or otherwise convey any of the Collateral or any interest therein without the prior written consent of MCC, which shall not be unreasonably withheld or delayed. If MCC should give its prior written consent to any sale, transfer or conveyance, then, prior to such sale, transfer or conveyance, Pledgor shall satisfy any conditions placed by MCC upon such sale, transfer and conveyance and shall obtain from the transferee and deliver to MCC (i) a Stock Pledge Agreement executed by the transferee in form and substance the same as this Agreement, pledging the Collateral and/or other collateral obtained by the transferee as security for the performance of Pledgor's obligations under the Finance Agreement, (ii) all of such Collateral evidenced by certificates or instruments plus duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to MCC, (iii) acknowledgment copies of financing statements filed in all offices necessary or desirable to perfect MCC's security interest and/or interests in any of the Collateral not evidenced by a security or an instrument; (iv) an opinion of counsel to the transferee, in form and substance satisfactory to MCC regarding the validity, enforceability and perfection of such Stock Pledge Agreement and the security interests created thereby; and (v) such other documentation as MCC may deem necessary or desirable in order to maintain its first priority perfected security interest in the Collateral. Any sale, transfer or conveyance of any of the Collateral or any interest therein made with or without MCC's consent shall be subject to MCC's continuing perfected first-priority security interest in such Collateral unless MCC has expressly released such security interest in writing.

9. Appointment of Attorney-in-Fact. Pledgor hereby irrevocably appoints MCC as Pledgor's attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, for the purpose of carrying out the provisions of this Agreement to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral. The powers conferred on MCC hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

10. Termination. This Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate only when (a) all the then outstanding Secured Obligations shall have been paid in full and (b) the line of credit under the Financing Agreement has terminated. Upon termination, MCC shall promptly reassign and deliver to Pledgor, at Pledgor's expense, all Collateral and related documents then in MCC's custody or possession.

11. Notices. All notices, replies, requests, reports, demands, or other communications required or permitted under this Agreement shall be in writing in the English language, effective upon receipt, or upon confirmation of the recipient's refusal of delivery, and shall be transmitted by (a) reputable overnight courier, (b) telecopy with telephone confirmation of receipt, or
(c) registered or certified mail, return receipt requested, postage prepaid.

12. Further Assurances. Pledgor agrees, at Pledgor's own cost and expense, to do such further acts and things, and promptly to execute and deliver such additional conveyances, assignments, agreements, documents and instruments as MCC may at any time reasonably request in connection with the administration and enforcement of this Agreement or in order to perfect the pledge of stock hereafter acquired in the Company or with respect to the protection and perfection of the Collateral and any part thereof in order better to assure and confirm unto MCC its right and remedies hereunder.

13. Absolute Interest. Pledgor acknowledges and agrees that the security interest and assignment herein provided for shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever, and, without limiting the generality of the foregoing, shall not be impaired by any acceptance by MCC of any other collateral for or guarantors upon any of the indebtedness secured hereby, or any by failure or neglect or omission on the part of MCC to realize upon, collect or protect any indebtedness secured hereby or any collateral security therefor. The security interest and assignment herein provided for shall not in any manner be affected or impaired by (and MCC, without notice to anyone is hereby authorized to make from time to time without the consent of Pledgor) any sale, pledge, surrender, compromise, settlement, release or renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any or of the indebtedness secured hereby or of any of the collateral security therefor, or of any guaranty thereof. In order to sell, dispose of or otherwise realize upon the security interest and assignment herein granted and provided for, and exercise the rights granted MCC hereunder and under applicable law, there shall be no obligation on the part of MCC at any time to first resort for payment to the Pledgor or to my guaranty of the indebtedness secured hereby or any part thereof or to resort to any other collateral security, property, liens or other rights or remedies whatsoever, and MCC shall have the right to enforce the security interest and assignment herein granted and provided for irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

14. FCC/PUC Approves. The exercise of any rights hereunder by MCC that may require Federal Communications Commission ("FCC") shall be subject to obtaining such approval. Pending obtaining any such FCC approval, Pledgor shall not do anything contrary to the interests of MCC.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its provisions on the conflicts of laws.

16. Severability. If any provision of this Agreement is found to be unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such unenforceability but shall be deemed separable from and shall not invalidate any other provision of this Agreement.

17. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but when taken together shall constitute but one Agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart.

18. Amendments. This Agreement may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. This Agreement shall constitute the entire obligations of the parties hereto with respect to the subject matter hereof, and shall supersede any prior expressions of intent or understandings with respect to the transactions contemplated hereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PLEDGOR:


By: /s/  R. Maule

Address:
         Apt 35A Block 3
         Pacific View
         38 Tai Tam Rd Hong Kong

MOTOROLA CREDIT CORPORATION


By:  /s/

Title:  Attorney-in-fact

Address:

                                     EXHIBIT G


MOTOROLA CREDIT CORPORATION
1 CONTINENTAL TOWER,
1701 GOLF ROAD,
ROLLING MEADOWS, IL  6008

Dear Sirs:

                              HYPOTHECATION AGREEMENT


     1. In consideration of Motorola Credit Corporation of 1 Continental Tower, 1701 Golf Road, Rolling Meadows, IL 6008 (hereinafter referred to as "MCC") entering into the Agreement (the "Agreement") dated 5 March, 1998 with us, pursuant to our request, we hereby agree to hypothecate to MCC all our right, title and interest to and in that certain moveable properly more particularly described in Schedule A attached hereto (such property, together with any property which may hereafter be hypothecated to MCC by us being hereafter referred to as the "Hypothecated Goods"), as security for the payment of United States Dollars 32,000,000 (United States Dollars Thirty Two Million Only) and any and all amounts which may now or hereafter may at any time be due to MCC from us, including, but not limited to, a service charge in an amount determined by MCC, all costs, charges, taxes, and other expenses incurred by MCC in connection with or relating to the Hypothecated Goods, the Agreement and this Hypothecation Agreement.

     2. By this agreement we agree to creates a valid and perfected first security interest in the Hypothecated Goods for payment of the amounts due to MCC as noted above which shall rake effect when the first amount is advanced to us under the Agreement by MCC.

     3. So long as this agreement remains in effect or any amount is owed to MCC by us under the Agreement, we shall not, except in the ordinary course of business and with the prior approval of MCC, at any time, remove or cause or permit to be removed any Hypothecated Goods or any part thereof, from the location where such goods are stored or divert or otherwise deal with such goods or do any other act which might adversely affect MCC's security interest in the Hypothecated Goods.

     4. MCC, its agents, and nominees shall be entitled at all times, with reasonable prior notice, to enter upon any place where the Hypothecated Goods may be stored and inspect the same or any part thereof. Without limiting the generality of the foregoing, and without prejudice to the other rights of MCC, it is specifically agreed between the parties hereto that MCC, its agent, or nominees shall have such right in the event that we shall (i) fail or neglect to pay MCC on demand amounts due under the Agreement; (ii) commit breach of any of the terms contained herein or in the Agreement; (iii) commit any act of insolvency or become or be adjudged bankrupt or insolvent; or (iv) permit execution to be levied or enforced upon or against any of its property.

     5. We shall hold MCC, its nominees and agents harmless from, and indemnify them against, all injury, damage, cost, loss, expense or deterioration suffered by MCC or its nominees or agents with respect to or in connection with the Hypothecated Goods from any cause whatever, including, but not limited to, fire, storm, tempest, earthquake, rains, floods, riots, civil commotion, rebellion, insurrection, acts of God or the enemies of the State, strikes, lockouts, political or labor disturbances, theft, misappropriation or embezzlement.

     6. We shall at all times regularly and particularly pay all rents, rates, taxes, salaries and other impositions and expenses and shall duly discharge and comply with all orders and requirements of appropriate authorities that may from time to time respectively become due and payable or be made in connection with the storage, transportation, maintenance, or care of the Hypothecated Goods.

     7. We shall at all times insure and keep insured all the Hypothecated Goods to the full extent of their value against fire, theft and all other risks, as MCC may require, and shall duly and punctually pay the premia payable in respect thereof at least one week before the same shall become due or payable and shall hand over the policy or policies of insurance and receipts for premia paid in respect thereof to MCC. If default be made in payment of such premia or in keeping the Hypothecated Goods so insured, then and in such case it shall be lawful but not obligatory upon MCC to pay such premia and to keep the same so insured and expense incurred by MCC for the purpose together with an addition of 1% thereto as liquidated damages shall be charged to and paid by us, as if the same were part of the amount due to MCC under the said Agreement. We agree not to raise at any time any dispute as to the amount of MCC's insurable interest in any Hypothecated Goods.

     8. MCC shall be entitled to adjust, settle, compromise or refer to arbitration any dispute between any Insurance Company and the insured arising under or in connection with any such policy or policies as aforesaid and such adjustment, settlement, compromise and any award made on such arbitration shall be valid and binding on us and MCC shall also be entitled to receive all moneys payable under any such policy or under any claim made thereunder and to give a valid receipt therefor and the amount so received shall be credited towards the outstandings under the said Agreement and we shall not raise any objection whatsoever in this regard.

     9. In the event of any default by us in payment of any amounts hereby secured or in the performance of any obligation under the Agreement, MCC shall be entitled to take possession and sell the Hypothecated Goods or any part thereof either by public auction or private agreement or may acquire such Hypothecated Goods itself.

     10. We confirm we have good and marketable title to the Hypothecated Goods free from any lien, charge, pledge, or other encumbrance and that all future goods and merchandise hypothecated to MCC hereafter shall be likewise free from any lien, charge, pledge, or other encumbrance. We shall not except pursuant to this Hypothecation Agreement, pledge, hypothecate, mortgage, or otherwise charge or encumber or do any other act which might adversely affect MCC's security interest in or title to the Hypothecated goods.

     11. Any notice by way of request, demand or otherwise may be given to us by leaving the same at or sending the same by post to the Registered Office or Principal place of business in Pakistan or may be left at the last known place of business or residence in Pakistan and any notice sent by post shall be deemed to have been given at the time when it would be delivered in the course of post and in proving such notice when given by post, it shall be sufficient to prove that the envelope containing the notice was posted and a Certificate signed by the Bank's officer that the envelope was so posted, shall be conclusive.

     12. This hypothecation agreement shall be governed and construed in accordance with the laws of Pakistan.


                                 SCHEDULE A
     (Attached to and forming part of the Hypothecation Agreement dated
                   ______________ 1998 entered into by
               Pakistan Mobile Communications (Pvt) Limited)


                      DESCRIPTION OF HYPOTHECATED GOODS

 All present and future Equipment (as such term is defined in the Agreement)

IN WITNESS WHEREOF, the undersigned have executed this document on this ______ day of ________________, 1998.



JUNAID I. KHAN                        HAMID FAROOQ


FOR AND ON BEHALF OF PAKISTAN MOBILE COMMUNICATIONS (PRIVATE) LIMITED


WITNESSED BY:


1.



2.

                  SIDE LETTER TO THE SHARE PLEDGE AGREEMENT

                                   BETWEEN

                     MOTOROLA CREDIT CORPORATION (MCC)

                                     AND

          INTERNATIONAL WIRELESS COMMUNICATION PAKISTAN LIMITED (IWCPL)

                             DATED MARCH 5, 1998

For the purposes of clause 2.1 of the Stock Pledge Agreement of March 5, 1998 entered into between MCC and IWCPL the value of issued shares of Pakistan Mobile Communications (pvt) Limited (PMCL) shall be agreed as being US$ 250,000,000 (US Dollars two hundred and fifty million). At this date the total number of shares issued by Pakistan Mobile Communications (pvt) Limited and fully paid up is 87,176,146 (eighty seven million one hundred and seventy six thousand one hundred and forty six) shares which is equivalent to US$
2.8677 per share.

The amount to be loaned under the Financing and Security Agreement dated March 5, 1998 between MCC and PMCL is US$ 32,000,000 (US Dollars thirty two million). International Wireless Communications Pakistan Limited (IWCPL) as a share holder of PMCL is responsible for providing a collateral in the form of pledge of shares to the value of 66.17% or US$ 21,174,400 (US Dollars twenty one million one hundred and seventy four thousand four hundred) of the total amount of the credit. The number of shares to be pledged therefore to Motorola Credit Corporation is 7,383,747 (seven million three hundred and eighty three thousand seven hundred and fifty seven shares).

In agreement therefore of the above the parties above mentioned have duly executed this document on the day and year first above written.

Motorola Credit Corporation


By:
    ----------------------------------
    Attorney in Fact

International Wireless Corporation Pakistan Limited


By:
    ----------------------------------

and: ---------------------------------


Witnesses:


--------------------------------------


--------------------------------------